UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Citizens Communications

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Three High Ridge Park, Stamford, CT 06905
(203) 614-5600

April 20, 2005

Dear Fellow Stockholder:

The 2005 Annual Meeting of the Stockholders of Citizens Communications Company will be held at the offices of the Company, Three High Ridge Park, Stamford, Connecticut 06905, on Thursday, May 26, 2005, at 10:00 a.m., Eastern Time.

At last year’s annual meeting, approximately 90% of Citizens’ outstanding shares were represented. We hope that the percentage will be even higher at the upcoming meeting. It is important that your shares be represented, whether or not you attend the meeting. In order to ensure that you will be represented, we ask that you sign, date, and return the enclosed proxy card. You may also vote your shares via the Internet or by telephone. Information regarding voting by mail, the Internet, or telephone is included on the proxy card instructions. If present, you may revoke your proxy and vote in person.

Attendance at the annual meeting will be limited to stockholders as of the record date, or their authorized representative, and Company guests. Stockholders planning to attend the meeting should so indicate by marking the appropriate box on the proxy card.

We look forward to seeing and meeting with you at the annual meeting.

Cordially,

/s/ Mary Agnes Wilderotter

Mary Agnes Wilderotter
President and Chief Executive Officer

Three High Ridge Park, Stamford, CT 06905
(203) 614-5600

April 20, 2005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
CITIZENS COMMUNICATIONS COMPANY:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Citizens Communications Company will be held at the offices of the Company, Three High Ridge Park, Stamford, CT 06905, on Thursday, May 26, 2005, at 10:00 a.m., Eastern Time, for the following purposes:

1.	To elect directors;

2.  To consider and vote upon an amendment to the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan to remove the current 2,500,000 share sub-limit for stock-based awards other than stock options, without increasing the total number of shares available for issuance under the 2000 Plan;

3.  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2005; and

4.  To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

The board of directors fixed the close of business on March 28, 2005, as the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

A complete list of stockholders entitled to vote at the meeting will be open to the examination of stockholders on the meeting date and for a period of ten days prior to the meeting at the offices of the Company, Three High Ridge Park, Stamford, Connecticut 06905, during ordinary business hours.

By Order of the Board of Directors

L. Russell Mitten
Secretary

PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies by the board of directors of Citizens Communications Company to be voted at our annual meeting of stockholders. The mailing address of our administrative offices is Three High Ridge Park, Stamford, Connecticut 06905. The approximate date on which this proxy statement and form of proxy are first being sent or given to stockholders is April 20, 2005.

Only holders of record of our common stock, par value $0.25 per share, as of the close of business on March 28, 2005, the record date, will be entitled to notice of and to vote at the annual meeting. As of the record date, there were 340,545,015 shares of common stock outstanding, each of which is entitled to one vote at the annual meeting. We have no other class of voting securities issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum for the transaction of business at the annual meeting.

The election of directors, the ratification of our selection of our independent registered public accounting firm for 2005, and approval of the amendment to the Amended and Restated 2000 Equity Incentive Plan require the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting. If you hold your shares through a broker and you want to vote in person, you must obtain a legal proxy from your broker and bring it to the meeting. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers that have not given instructions to such brokers have the authority to vote, at their discretion, on the election of directors and ratification of auditors but not on the amendment to the Amended and Restated 2000 Equity Incentive Plan. A properly executed proxy will be voted in accordance with your instructions. If a signed proxy is submitted without instructions indicated on it, it will be voted in favor of the election of the nominees, the ratification of the appointment of our independent registered public accounting firm, and the approval of the amendment to the Amended and Restated 2000 Equity Incentive Plan. Abstentions by stockholders present in person or by proxy will have the effect of a negative vote with respect to the election of directors, the ratification of the appointment of our independent registered public accounting firm, and the amendment to the Amended and Restated 2000 Equity Incentive Plan. A broker non-vote with respect to a matter will not be counted in determining the outcome of that matter. Stockholders may not cumulate their votes. Stockholders who execute proxies may revoke them at any time before they are voted by giving written notice to the Secretary at our mailing address given above, submitting a later-dated proxy, or voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

Stock Ownership of Certain Beneficial Owners, Directors, and Executive Officers

The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock as of February 28, 2005. This information is based solely on our review of Schedules 13G (and amendments thereto) on file with the SEC as of February 28, 2005. Those filings may not reflect current holdings of our common stock. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned.

Name and Address of Beneficial Owner	Common Stock Owned		Percentage of Common Stock (1)
FMR Corp. 82 Devonshire Street Boston, MA 02109	40,366,924	(2)	11.87%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	28,152,312	(3)	8.28%

(1)	For each person or group, the percentage of ownership was determined by dividing the number of shares shown in the table by 340,187,920 the number of shares of our common stock outstanding as of February 28, 2005.
(2)	Based on a statement on Schedule 13G/A filed on February 14, 2005 by FMR Corp.; Edward C. Johnson, 3d; Abigail P. Johnson; Fidelity Management & Research Company; and FA Mid Cap Stock Fund. The address of each of these persons is the same as FMR Corp. Such Schedule 13G/A discloses that FMR Corp. has sole dispositive power with respect to all of these shares and sole power to vote or to direct the vote with respect to 6,128,003 of these shares. Members of the family of Edward C. Johnson, 3d, hold approximately 49% of the voting power of FMR Corp. Mr. Johnson owns 12.0% and Abigail Johnson owns 24.5% of the outstanding stock of FMR Corp. Mr. Johnson is the Chairman of FMR Corp. and Abigail Johnson is a director of that company. Approximately 10.06% of our outstanding common stock, or 34,238,921 shares, is held by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of acting as investment adviser to various investment companies. Mr. Johnson, FMR Corp., and the funds each has sole dispositive power with respect to those shares. Fidelity Management & Research Company has the sole power to vote these shares. Approximately 5.55% of our outstanding common stock, or 18,884,630, is held by one investment company, FA Mid Cap Stock Fund. Approximately 1.80% of our outstanding common stock, or 6,126,604 shares, is held by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. Mr. Johnson and FMR Corp. each has sole dispositive power and sole power to vote or to direct the voting with respect to these shares. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., holds 1,399 shares of our outstanding common stock.
(3)	Based on a statement on Schedule 13G/A filed on February 14, 2005 by Wellington Management Company, LLP. Such Schedule 13G/A discloses that Wellington Management Company, LLP, holds shared dispositive power over 28,152,312 and shared voting power over 21,618,429 shares.

The following table reflects shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) as of February 28, 2005, by (a) each director and nominee for director of the Company, (b) each of the three persons who in 2004 served as our Chief Executive Officer, (c) the five other executive officers named in the Summary Compensation Table on page 16, and (d) all of our current directors and executive officers as a group. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned and has an address at our executive offices. The table does not reflect unvested restricted shares issued to individuals on March 15, 2005, as set forth in the Summary Compensation Table on page 16, or sign-on options awarded to Ms. Segil and Mr. Wick, who were elected to the board of directors on March 7, 2005.

Name	Position	Common Stock Owned (1)		Acquirable Within 60 Days (2)		Percentage of Common Stock (3)
John H. Casey, III	Executive Vice President	655,414	(4)	191,895		*
Jerry Elliott	Executive Vice President, Chief Financial Officer and Director	351,710	(5)	11,630		*
Lawton Wehle Fitt	Director	10,000		10,000		*
Rudy J. Graf	Former Acting Chief Executive Officer and former Chairman of the Board of Directors	469,802	(6)	126,477		*
Stanley Harfenist	Director	138,371		123,731		*
William M. Kraus	Director	11,000	(7)	0		*
Daniel J. McCarthy	Senior Vice President, Field Operations	160,390	(8)	43,613		*
L. Russell Mitten	Senior Vice President, General Counsel and Secretary	310,599	(9)	216,397		*
Scott N. Schneider	Director	181,334		0		*
Larraine D. Segil	Director	0		0
Robert A. Stanger	Director	83,641		62,077		*
Edwin Tornberg	Director	71,125	(10)	62,077		*
Leonard Tow	Former Chairman of the Board of Directors and former Chief Executive Officer	8,062,353	(11)	3,577,603	(12)	2.35%
David H. Ward	Director	21,079		21,079		*
Myron A. Wick III	Director	0		0		*
Mary Agnes Wilderotter	President, Chief Executive Officer and Director	150,000	(13)	0		*
All Executive Officers and Directors as a group (18 persons)		2,627,387		912,587		*

*	Represents less than 1% of our outstanding common stock.
(1)	Pursuant to rules of the SEC, includes shares acquirable as further described in footnote (2). Shares owned as of February 28, 2005, may be determined by subtracting the number under “Acquirable Within 60 Days” from that under “Common Stock Owned.”
(2)	Reflects number of shares that could be purchased by exercise of options as of February 28, 2005, or within 60 days thereafter under our Management Equity Incentive Plan, the Equity Incentive Plan, the Amended and Restated 2000 Equity Incentive Plan, or the Non-Employee Directors’ Deferred Fee Equity Plan, as applicable.
(3)	Based on number of shares outstanding at or acquirable within 60 days of February 28, 2005.
(4)	Includes 266,833 restricted shares over which Mr. Casey has sole voting power but no dispositive power.
(5)	Includes 339,666 restricted shares over which Mr. Elliott has sole voting power but no dispositive power.
(6)	Includes 50,000 restricted shares over which Mr. Graf has sole voting power but no dispositive power.
(7)	Includes 1,718 shares held by the William M. Kraus Trust, of which Mr. Kraus is the sole trustee.
(8)	Includes 91,500 restricted shares over which Mr. McCarthy has sole voting power but no dispositive power.

(9)	Includes 57,966 restricted shares over which Mr. Mitten has sole voting power but no dispositive power.
(10)	Includes 651 shares of common stock held by Mr. Tornberg’s wife.
(11)	Includes 213 shares held in a joint account by Claire Tow and Leonard Tow. Leonard Tow disclaims beneficial ownership of one-half of such shares. Includes 32,369 shares of common stock held by Claire Tow, Leonard Tow’s wife, as custodian for her minor grandchildren; 57,833 shares of common stock owned by Claire Tow; and 1,586 shares of common stock held in Claire Tow’s individual retirement account. Leonard Tow disclaims beneficial ownership of all of the shares described in the preceding sentence.
(12)	Includes 11,804 shares of common stock acquirable by Claire Tow within 60 days. Leonard Tow disclaims beneficial ownership of all such shares.
(13)	Includes 150,000 restricted shares over which Ms. Wilderotter has sole voting power and no dispositive power.

ELECTION OF DIRECTORS

At the annual meeting, 11 directors are to be elected to hold office until the next annual meeting or until their successors have been elected and qualified. Directors will be elected by a majority of the votes of the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote at the meeting. It is the intention of the persons named in the enclosed proxy to vote for the election as directors of the nominees specified. In case any of these nominees should become unavailable for any reason, the proxy holders reserve the right to substitute another person of their choice. The information concerning the nominees and their security holdings has been furnished to us by the nominees. There are no family relationships between any of the nominees.

Lawton Wehle Fitt was elected to the board of directors, effective January 1, 2005, to fill a vacancy on the board. Ms. Fitt was recommended to the Nominating and Corporate Governance Committee of our board of directors by Mary Agnes Wilderotter, our President and Chief Executive Officer.

Larraine D. Segil was elected to the board of directors, effective March 7, 2005, to fill a vacancy on the board. Ms. Segil was recommended to the Nominating and Corporate Governance Committee of our board of directors by Mary Agnes Wilderotter, our President and Chief Executive Officer.

Myron A. Wick, III, was elected to the board of directors, effective March 7, 2005, to fill a vacancy on the board. Mr. Wick was recommended to the Nominating and Corporate Governance Committee of our board of directors by Stanley Harfenist, a member of our board of directors.

The board of directors has determined that Messrs. Harfenist, Kraus, Stanger, Tornberg, Ward, and Wick and Mses. Fitt and Segil are independent under the rules of the New York Stock Exchange. In determining director independence, the board of directors reviewed not only relationships between the director and the Company, but also relationships between the Company and the organizations with which the director is affiliated. After considering the relevant facts and circumstances, the board of directors determined that none of these individuals has a material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company), other than as a director of the Company, and that each of these directors is free from any relationship with the Company that would impair the director’s ability to exercise independent judgment. David H. Ward has been elected as the Lead Director by our independent directors. Mr. Ward presides at executive sessions of independent directors.

Any stockholder or interested party who wishes to communicate with our board of directors or any specific director, including our Lead Director, any non-management director, or the non-management directors as a group, may do so by writing to such director or directors at: Citizens Communications Company, Three High Ridge Park, Stamford, Connecticut 06905. This communication will be forwarded to the director or directors to whom it is addressed. This information regarding contacting our board of directors is also posted on our website at www.czn.net.

The current directors of the Company are listed below and each of them is nominated for election as a director at the annual meeting:

Jerry Elliott
Executive Vice President and Chief Financial Officer of Citizens Communications Company since 2004; Senior Vice President and Chief Financial Officer from December 2002 to 2004; Vice President and Chief Financial Officer from March 2002 to December 2002. Prior to joining Citizens, Mr. Elliott was a Managing Director in Morgan Stanley’s Media and Communications Investment Banking Group. Age 45.
Director since 2004
Lawton Wehle Fitt
Director, Ciena Corporation, 2000 to present. Director, Reuters PLC, 2004 to present. Secretary (Chief Executive Officer) of the Royal Academy of Arts, October 2002 to April 2005. Managing Director, Goldman Sachs, 1996 to 2002. Age 51.
Director since January 1, 2005
Stanley Harfenist	Retired. President and Chief Executive Officer of Adesso, Inc., manufacturer of hardware for the Macintosh computer, 1993 through 1999. Age 73.	Director since 1992
William M. Kraus	Retired. Director of Century Communications Corp. and Centennial Cellular Corp, 1985 to 1999. Age 79.	Director since 2002
Scott N. Schneider
Director, Centennial Communications Corp., 2005; Vice Chairman of the Board of Directors of Citizens Communications Company from 2001 to 2004; President and Chief Operating Officer of Citizens Communications Company from 2002 to 2004; Director from 1996 to October 1999, Chief Financial Officer from 1996 to October 1999 and Senior Vice President and Treasurer of Century Communications Corp. from 1991 to October 1999; Director, Chief Financial Officer, Senior Vice President and Treasurer of Centennial Cellular Corp., 1991 to 1999; Executive Vice President and Director, Electric Lightwave, Inc., 1999 to 2002. Age 47.
Director since 2000
Larraine D. Segil
Partner, Vantage Partners, 2003 to present. Chief Executive Officer, Larraine Segil Productions, Inc., 1987 to present. Co-Founder, The Lared Group, 1987 to present; senior research fellow at the IC2 Institute at the University of Texas, Austin, 1991 to present; member of the Entrepreneurs Board of Advisors for the UCLA Anderson School of Management, 1991 to present. Member of the board of LARTA, the Los Angeles Technology Alliance, 2003 to present. Age 56.
Director since March 7, 2005

Robert A. Stanger
Chairman, Robert A. Stanger & Company, investment banking and consulting services, 1978 to present; Publisher, The Stanger Report. Director, Callon Petroleum Company, Inc., exploration and production of oil and natural gas, 1995 to present. Age 65.
Director since 1992
Edwin Tornberg
President and Director, Edwin Tornberg & Company, brokers, management consultants, and appraisers serving the communications industry, 1957 to present. President and Director, Radio 780, Inc. (Washington, DC), 1977 to 2001. President and Director, Radio One Five Hundred, Inc. (Indianapolis, IN), 1959 to present. Chairman and Director, New World Radio Inc. (Washington, DC), 1992 to present. Chairman, Treasurer and Director, Global Radio, LLC. (Philadelphia, PA), 1997 to present. Chairman and Director, Nations Radio LLC (Annapolis, MD) since 1999. Director, Extra Strokes LLC. Director, Ridge Site LLC. Age 79.
Director since 1992
David H. Ward
Chief Financial Officer, Voltarc Technologies, Inc., a specialty lamp manufacturer, 2001 to present. Principal, Lighting Technologies Holdings, Inc. (successor to Innovative Technologies Group LLC), a holding company owning several lighting manufacturing companies, 1999 to present. Partner, Buckingham Partners LLC, venture capital entity, 1998 to 1999. Partner, Deloitte & Touche, a professional services organization, 1969 to 1983, 1985 to 1993, where, during both periods, Mr. Ward supervised the audits of publicly-reporting companies. Age 67.
Director since 2003
Myron A. Wick, III
Managing Director, McGettigan & Wick, Co., 1988 to present. Principal, Proactive Partners, L.P., 1989 to present; Director, Storyfirst Communications, Inc., 1989 to present; Director, Modtech, Inc., 1994 to present; Director MicroIslet, 2004 to present; Chairman, Hoffman Institute, 1998 to present; Chairman, The Natural Step 2004 to present; and Director, The Tanager Foundation. Age 61.
Director since March 7, 2005

Mary Agnes Wilderotter
President and Chief Executive Officer, Citizens Communications Company, November 2004 to present. Senior Vice President — Worldwide Public Sector, Microsoft Corp., 2004; Senior Vice President — Worldwide Business Strategy, Microsoft Corp., 2002 to 2004. President and Chief Executive Officer, Wink Communications, 1996 to 2002. Director, Anixter International Inc. Director, The McClatchy Company; Director, Quantum Corporation. Age 50.
Director since 2004

Our board of directors recommends that you vote “FOR” the election of all nominees for director.

The board of directors held 16 meetings in 2004. Each incumbent director attended at least 75% of the aggregate of these meetings (during the period that he or she served as a director) and the total number of meetings held by all committees of the board on which he or she served, as described below under “Governance of the Company and Committees of the Board.” It is the policy of the Company that the directors attend the annual meeting of stockholders. Each of our directors who was a member of the board of directors at the time of last year’s annual meeting of stockholders attended that meeting.

Our non-management directors have regularly scheduled executive sessions in which they meet without the presence of management. These executive sessions generally are held immediately before or after regularly scheduled meetings of the board of directors. The non-management directors held 11 such meetings in 2004. Each non-management director attended at least 75% of the aggregate of these meetings (during the period that he or she served as a director).

Non-Employee Directors’ Compensation

Effective January 1, 2005, each non-employee director is entitled to receive an annual retainer, which may be received in the form of 5,000 stock units (which are more particularly described below) or a cash payment of $30,000. Upon commencement of services as a director, each non-employee director is granted 10,000 options to purchase common stock under the Amended and Restated 2000 Equity Incentive Plan. Directors also receive an annual stock unit award under the Non-Employee Directors’ Deferred Fee Equity Plan, which is currently fixed at 3,500 stock units. In addition, each non-employee director receives a fee of $2,000, plus reasonable expenses, for each meeting of the board of directors or committee of the board attended in person or by telephone. In 2005, for his services as Lead Director, Mr. Ward will receive an additional annual stipend of $20,000, which decreased from $30,000 in 2004. For his services as Audit Committee chair, Mr. Ward will also receive an annual stipend of $25,000, which decreased from $50,000 for 2004. In 2005, for his service as chair of the Compensation Committee, Mr. Stanger will receive an additional annual stipend of $15,000, which decreased from $30,000 for 2004. The Nominating and Corporate Governance Committee chair, Mr. Harfenist, will receive an additional annual stipend of $7,500, which increased from $5,000 for 2004. In 2005, for her service as chair of the Retirement Plan Committee, Ms. Fitt will receive an additional annual stipend of $5,000. A director may elect to have either 50% or 100% of his or her meeting fees, and in the case of committee chairs their annual stipends, paid in cash or stock units. If a director elects payment of his or her fees in stock units, units are credited in an amount that is equal to the cash payment the director otherwise would have received, based upon a formula where the cash payment amount is the numerator and the “Initial Market Value” of the Company’s common stock is the denominator. The Initial Market Value is equal to 85% of the average of the high and low prices of the Company’s common stock on the first trading day of the year in which the units are earned. The number of stock units awarded during a given year will be increased if the “Final Market Value,” which is the average of the high and low prices of the Company’s common stock on the last trading day in November, is less than the Initial Market Value. Stock units are earned quarterly and are credited to the director’s account on the first business day of the succeeding quarter. We will hold all stock units until a director’s death or retirement, at which time the units are redeemable, at the director’s election, in either cash or in shares of our common stock. Under limited circumstances, the board may also authorize hardship redemption of some or all of a director’s stock units prior to the director’s death or retirement. In addition, each member of the board of directors and his or her spouse is eligible to participate in our health care plan on the same terms as our management employees.

Governance of the Company and Committees of the Board

We maintain corporate governance policies and practices that reflect what the board of directors believes are “best practices,” as well as those that are required to comply with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the New York Stock Exchange.

Code of Business Conduct and Ethics.    We have a Code of Business Conduct and Ethics (the “Code of Conduct”). We require all employees to adhere to the Code of Conduct in addressing the legal and ethical issues encountered in conducting their work. The Code of Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct and may do so anonymously by using our Ethics Hotline. During 2005, we expect that all of our employees will be required to attend training about, and certify that they have received and reviewed a copy of, the Code of Conduct. In addition, all officers and senior level executives are required to certify as to any actual or potential conflicts of interest involving them and the Company. A copy of the Code of Conduct is available upon request to the secretary of the Company, or may be viewed or downloaded at www.czn.net.

Committees of the Board.    The board has standing Executive, Audit, Compensation, Nominating and Corporate Governance, and Retirement Plan Committees.

Executive Committee.    Our Executive Committee is composed of Ms. Wilderotter, as Chair, and Messrs. Harfenist, Schneider, and Stanger. The Executive Committee did not meet in 2004. During intervals between meetings of the board, the Executive Committee has the power and authority of the board over the management of our business affairs and property, except for matters requiring the approval of the independent directors and for powers specifically reserved to the full board by Delaware law or by our Restated Certificate of Incorporation.

Audit Committee.    Our Audit Committee is composed of three independent directors and operates under a written charter adopted by the board of directors. A copy of the charter is attached as Appendix A to the Company’s proxy statement filed with the SEC on April 15, 2004. In addition, a copy of the Audit Committee Charter is available upon request to the secretary of the Company, or may be viewed or downloaded at www.czn.net. The members of the Audit Committee are Mr. Ward, as Chair, and Messrs. Kraus and Stanger. The board of directors has determined that each member of the Audit Committee is independent under the rules of the SEC and the listing standards of the New York Stock Exchange. Each member of the Audit Committee is financially literate, as required by the listing standards of the New York Stock Exchange. In addition, the board of directors has determined that Mr. Ward meets the standard of an “audit committee financial expert” under the rules of the SEC. The Audit Committee met ten times in 2004.

The Audit Committee recommends to the board of directors the selection of our independent registered public accounting firm. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), for issuing a report thereon, for auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ended December 31, 2004), and for reviewing our financial statements included in our Quarterly Reports on Form 10-Q. Management is responsible for our internal controls and the financial reporting process. The Audit Committee assists the board of directors in undertaking and fulfilling its responsibilities in monitoring (i) the Company’s financial reporting process, (ii) the integrity of the consolidated financial statements of the Company, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the qualifications of the Company’s internal auditors and the independence and qualifications of the independent registered public accounting firm, and (v) the performance of the Company’s internal audit function and independent registered public accounting firm.

In accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the New York Stock Exchange, our Audit Committee pre-approves all auditing and permissible non-auditing services that will be provided by KPMG LLP, our independent registered public accounting firm.

In accordance with the rules of the SEC, our Audit Committee has established procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee.    Our Compensation Committee is composed of five independent directors and operates under a written charter adopted by the board of directors. A copy of the Compensation Committee Charter is available upon request to the secretary of the Company, or may be viewed or downloaded at www.czn.net. The Compensation Committee is composed of Mr. Stanger, as Chair, and Messrs. Harfenist, Kraus, and Tornberg, and Ms. Fitt. The Board of Directors has determined that each member of the Compensation Committee is independent under the listing standards of the New York Stock Exchange. The Compensation Committee reviews our general compensation strategies; acts as the Committee for the Citizens Incentive Plan, the Management Equity Incentive Plan, the Equity Incentive Plan, the Amended and Restated 2000 Equity Incentive Plan, and the Non-Employee Directors’ Deferred Fee Equity Plan; and establishes and reviews compensation for our Chief Executive Officer and other executive officers. The Compensation Committee met ten times in 2004.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee is composed of three independent directors and operates under a written charter adopted by the board of directors. A copy of the Nominating and Corporate Governance Committee Charter is available upon request to the secretary of the Company, or may be viewed or downloaded at www.czn.net. The Nominating and Corporate Governance Committee is chaired by Mr. Harfenist, and Messrs. Kraus and Tornberg are its other members. Each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the New York Stock Exchange. One of the committee’s functions is to recommend candidates for election to the board of directors. In addition, the Nominating and Corporate Governance Committee takes a leadership role in shaping our corporate governance, including making recommendations on matters relating to the composition of the board of directors and its various committees and our Corporate Governance Guidelines. The committee will entertain written suggestions for nominees from stockholders so long as they are addressed to Mr. Harfenist, at our address, on or before the date specified under “Future Stockholder Proposals,” and include a description of the qualifications of the suggested nominee and any information that is required by the regulations of the SEC concerning the suggested nominee and his or her direct or indirect securities holdings or other interests in us. The Nominating and Corporate Governance Committee met seven times in 2004.

Each candidate for nomination as a director, including persons recommended by stockholders, is evaluated in accordance with our Corporate Governance Guidelines. A copy of the Corporate Governance Guidelines is available upon request to the secretary of the Company, or may be viewed or downloaded at www.czn.net.

In addition, the board of directors has adopted guidelines to be used by the Nominating and Corporate Governance Committee in selecting candidates for membership on the board of directors. These guidelines set forth the following general criteria for selection:

•	The background and qualifications of the directors, as a group, should be diverse, and a nominee should possess a depth of experience, knowledge, and abilities that will enable him or her to assist the other directors in fulfilling the board’s responsibilities to us and our stockholders.

•	To assure alignment of the board with the interests of the Company and our stockholders, a nominee must be willing to commit that he or she will make a meaningful personal investment in our common stock within six months of his or her election to the board of directors.

The guidelines also include the following special criteria for the selection of director nominees:

•	A nominee must have a reputation for integrity, honesty, fairness, responsibility, good judgment, and high ethical standards.

•	A nominee should have broad experience at a senior, policy making level in business, government, education, technology, or public interest.

•	A nominee should have the ability to provide insights and practical wisdom based on the nominee’s experience and expertise.

•	A nominee should have an understanding of a basic financial statement.

•	A nominee should comprehend the role of a public company director, particularly the fiduciary obligation owed to us and our stockholders.

•	A nominee should be committed to understanding us and our industry and to spend the time necessary to function effectively as a director.

•	A nominee should neither have nor appear to have a conflict of interest that will impair the nominee’s ability to fulfill his or her responsibilities as a director.

•	A nominee should be “independent,” as defined by the SEC and the New York Stock Exchange. To the extent permitted by applicable law and our bylaws, nominees who do not qualify as independent may be nominated when, in the opinion of the Nominating and Corporate Governance Committee, such action is in our best interests.

Decisions regarding the renomination of directors for additional terms on the board of directors are governed by the general and specific criteria described above. In addition, as a general rule, a non-employee director will not be renominated if he or she was first elected to our board of directors before December 1, 2004, and has served fifteen years as a member of the board of directors, or if he or she was first elected to the board of directors on or after December 1, 2004, and has served ten years as a member of our board of directors. The Nominating and Corporate Governance Committee reserves the right to renominate any director regardless of the length of his or her service if, in the judgment of the Nominating and Corporate Governance Committee, such renomination is in our and our stockholders’ best interests.

Retirement Plan Committee.    The Retirement Plan Committee is chaired by Ms. Fitt, and the other members are Mr. Schneider and Ms. Segil. The Retirement Plan Committee oversees our retirement plans. The Retirement Plan Committee met four times in 2004.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible, under its charter, for oversight of the Company’s independent registered public accounting firm, who report directly to the Committee. The Audit Committee has the authority to retain and terminate the independent registered public accounting firm and to review the scope and terms of the audit and to approve the fees to be charged. The Audit Committee reviews the Company’s system of internal control over financial reporting, management’s certifications as to disclosure controls and procedures, and internal controls for financial reporting. The Company’s management and independent registered public accounting firm, not the Audit Committee, are responsible for the planning and conduct of the audit of the Company’s consolidated financial statements and determining that the consolidated financial statements are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has met and held discussions with management and our independent registered public accounting firm (with and without management present) and has reviewed and discussed the audited consolidated financial statements with management and our independent registered public accounting firm.

The Audit Committee reviewed and discussed the Company’s progress in complying with Section 404 of the Sarbanes-Oxley Act of 2002. We reviewed and discussed with management and our independent registered public accounting firm management’s annual report on the Company’s internal control over financial reporting and the related attestation report.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380).

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC. We recommended to the board the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005, which is being presented to stockholders at the annual meeting for ratification.

Submitted by:
David H. Ward, Chair
William M. Kraus
Robert A. Stanger

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the board of directors is composed of five independent directors who are responsible for setting and administering compensation, including base salaries, annual incentives, and stock-based awards, paid or awarded to our executive officers. The Compensation Committee also oversees and approves incentive plan design, costs and administration. This report discusses the Compensation Committee’s activities, as well as its development and implementation of policies regarding compensation paid to our executive officers for 2004.

COMPENSATION OF THE EXECUTIVE OFFICERS

This section discusses our overall strategy for our 2004 compensation programs, including compensation for the executive officers. The compensation of the individuals who served as our Chief Executive Officer in 2004 is discussed separately.

COMPENSATION STRATEGY

The Company’s compensation strategy for the executive officers is based on the following principles:

•	Offer competitive total compensation opportunities, relative to other companies within the communications services industry, to enable us to attract and retain employees of outstanding ability.

•	Provide performance-based compensation so that rewards to employees encourage and reflect individual and Company performance.

•	Tie a portion of compensation, in the case of executive officers who are in the best position to create stockholder value, to the Company’s stock performance by providing equity awards in order to align executive officers’ interests with those of our stockholders.

Base Salary

The Compensation Committee reviews and approves the salary levels of our executive officers. This review is based on the duties and responsibilities that we expect each executive to discharge during the current year, the executive’s performance during the previous year, and the executive’s total compensation opportunity. With the assistance of an outside consultant, we perform external market comparisons relative to industry-specific peers, based on individual job responsibilities.

Annual Cash Incentives

To retain and motivate employees, the Citizens Incentive Plan is part of a competitive mix of base and bonus cash compensation relative to comparable industry norms. Under the Citizens Incentive Plan, target amounts of incentive compensation are assigned for each salary level based on an analysis of incentive pay practices in the communications services industry. The criteria for the payout of incentive awards in 2004 was financial performance, including revenue, earnings, and free cash flow. For 2005 incentive awards, the criteria for payout is achievement of financial goals as well as achievement of specific goals that relate to our products, our people, and our profitability. In addition to financial measures, the Rochester Region’s incentive payout is based, in part, on the achievement of service quality measures. Goals are established before the beginning of each year for the full year. The plan’s criteria may be revised each year to reflect changes in our business strategy.

Cash incentives for our executive officers are based upon achieving financial objectives and individual performance goals, including the qualitative aspects of strategic decisions, the execution of Company initiatives, and successfully meeting significant challenges that face the Company and the communications industry in general. This focus on the quality of management’s decisions takes into account the ability of an executive manager to adapt to unique situations and changing conditions while balancing short-term strategies with long-term objectives. The Compensation Committee believes that this approach will properly reward key executive officers for their leadership in a changing business environment and in making strategic adjustments to our business plans that are in the best interests of Citizens, its stockholders, its employees, and the communities and customers it serves.

2004 Annual Cash Incentive Awarded in 2005

Annual cash incentive bonuses were awarded by the Compensation Committee in March 2005, based on 2004 performance. A total of 2,588 employees received cash incentive awards, including executive officers. The Company as a whole achieved 100% of its revenue goal established for incentive plan purposes, and exceeded its EBITDA and operating free cash flow goals, resulting in a payout of 110% of the target bonus pool. Incentive payouts for our four operating regions, which are based 50% on the region’s performance and 50% on the total Company performance, ranged from 104% to 123% of target.

The Compensation Committee believes that our executive officers met or exceeded all objectives established for 2004. Among the accomplishments of the executive management group were continued free cash flow generation, debt reduction and refinancing that resulted in an annual savings of approximately $60.4 million, and enhancement of stockholder value through the evaluation of strategic alternatives resulting in a one-time special non-recurring and annual dividends paid to stockholders beginning in 2004. In addition, the Company continued to have success in selling enhanced services and high-speed Internet products. Despite the significant challenges and difficulties the telecommunications industry is facing, our 2004 incentive plan financial goals were achieved.

Equity Incentive Plan

The purpose of the Equity Incentive Plan is to provide common stock-related compensation to ensure that we can attract, motivate, and retain executives and employees. In prior years we have used non-qualified stock options vesting over four years, provided financial targets have been met. In recent years the Compensation Committee has awarded restricted shares to those executive officers who are in the best position to create stockholder value. The Compensation Committee did not grant stock option awards in 2004.

For awards made for 2004, certain of the executive officers and other select members of senior management were awarded grants of restricted shares under our Amended and Restated 2000 Equity Incentive Plan, which vest ratably over four years (or as per employment agreements for certain executive officers). These restricted share grants supplement the cash incentive payments and are based upon each executive officer’s and the Company’s performance for the prior year.

Profit Sharing Plan

Consistent with our pay-for-performance philosophy, we provide eligible employees with a supplemental profit sharing match when we exceed our financial objectives. For each 1% above our EBITDA goal, we provide employees with 0.5% of eligible pay in the form of a matching contribution into our 401(k) plan, up to a maximum of 3%. For 2004 performance, we exceeded our EBITDA goal and paid out a 1.5% supplemental profit sharing match to 2,133 employees.

Other

The Compensation Committee approves terms of employment offers to new executive officers.

In prior years, executive officers were provided tax preparation services. This benefit has been eliminated in 2005.

COMPENSATION OF THE CURRENT AND FORMER CHIEF EXECUTIVE OFFICERS

Mary Agnes Wilderotter

Effective November 1, 2004, Mary Agnes Wilderotter was hired as our President and Chief Executive Officer. The compensation paid to Ms. Wilderotter during 2004 was established in the employment agreement entered into between Ms. Wilderotter and us effective November 1, 2004. Ms. Wilderotter’s base salary, her eligibility to be awarded restricted stock, and her eligibility for participation in, and target bonus pursuant to, our incentive bonus program were each established at the time her employment agreement was entered into. Ms. Wilderotter’s compensation under her employment agreement was established based on advice of the executive compensation consultants and executive search advisers engaged by the board of directors to conduct the search for our new President and Chief Executive Officer. The Compensation Committee believes, based on its experience with respect to compensation practices, that Ms. Wilderotter’s compensation, as established by her employment agreement, is appropriate and in line with our compensation policies. Benefits included in the “Other Annual Compensation” and “All Other Compensation” columns in the Summary Compensation Table are established in the employment agreement, which is summarized in a later section of this proxy statement under the heading “Employment Contracts and Severance Arrangements.”

In March 2005, the Compensation Committee made an annual cash incentive award for 2004 performance to Ms. Wilderotter in the amount of $830,000. A minimum award of $700,000 was established in her employment agreement in lieu of a sign-on bonus. The Compensation Committee increased the award over the minimum award based on Ms. Wilderotter’s performance and contributions, including restructuring our management team, developing long-term strategic and 2005 priorities, launching new products, implementing customer and employee surveys, and our financial results for the fourth quarter of 2004.

Rudy J. Graf

From July 10, 2004, through November 1, 2004, Rudy J. Graf, former Chairman of our board of directors and from 1999 to 2002 our President and Chief Operating Officer, served as Acting Chief Executive Officer. During the time that he served as Acting Chief Executive Officer, Mr. Graf did not receive his standard compensation as a member of the board of directors. During his service as Acting Chief Executive Officer, the Company paid for Mr. Graf’s temporary housing. Following his service as Acting Chief Executive Officer, our board of directors paid a cash bonus of $750,000 to Mr. Graf for acting as our Chief Executive Officer during this time, overseeing the search for a new Chief Executive Officer, and managing the transition from Dr. Tow to Ms. Wilderotter.

Leonard Tow

Dr. Leonard Tow resigned as our Chief Executive Officer effective July 10, 2004. Our board of directors approved the terms of his separation agreement. The separation agreement superseded the existing employment agreement with Dr. Tow. The separation agreement is summarized in a later section of this proxy statement under the heading “Employment Contracts and Severance Arrangements.” In deciding to enter into the separation agreement, the board of directors concluded that the Company would not incur any material net additional cost beyond the compensation otherwise payable to Dr. Tow under his employment agreement. In addition, the board concluded that the separation agreement had the benefit of clarifying the compensation Dr. Tow was entitled to and avoiding possible ambiguities or disputes over the interpretation of provisions in the employment agreement.

In March 2004, the Compensation Committee made an annual cash incentive award to Dr. Tow for 2003 performance in the amount of $1,650,000, and also awarded Dr. Tow 110,000 restricted shares under the Amended and Restated 2000 Equity Incentive Plan, which vested upon his retirement on July 10, 2004. These awards were made by applying the same methodology applied to the executive management group. In March 2004, Dr. Tow was also awarded 200,000 restricted shares, as described under “Retention Proposals.”

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive officer or any of the four most highly compensated executive officers (other than the chief executive officer). Section 162(m) provides that qualifying performance-based compensation will not be subject to the tax deduction limit if certain requirements are met. Our incentive compensation programs are designed to facilitate compliance with Section 162(m) and the Compensation Committee intends to maximize the corporate tax deduction. However, the Compensation Committee believes that there are circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). In this respect, we felt that it was necessary to offer compensation packages that would attract Ms. Wilderotter to serve as our new President and Chief Executive Officer, and retain Mr. Elliott as our Chief Financial Officer and Mr. Casey as our Executive Vice President, and that would align a substantial portion of their compensation with the interests of our stockholders. These compensation packages include a guaranteed base salary and restricted stock awards that will not qualify as performance-based compensation under Section 162(m). These executives also are entitled to discretionary bonuses that may not qualify as performance-based compensation. Total compensation paid to Mr. Elliott and Mr. Casey in 2004 and scheduled to be paid to Ms. Wilderotter, Mr. Elliott, and Mr. Casey in 2005, or that may be paid to them in the future is likely to cause the Section 162(m) limitation to be exceeded for those years and this amount will increase to the extent that our stock price increases during the period in which the restricted stock awards vest.

Submitted by:
Robert A. Stanger, Chair
Lawton Wehle Fitt
Stanley Harfenist
William M. Kraus
Edwin Tornberg

SUMMARY COMPENSATION TABLE

The following table sets forth, for services rendered to us and our subsidiaries for each of the fiscal years ended December 31, 2004, 2003, and 2002, the compensation awarded to, earned by, or paid to each person who served in 2004 as our Chief Executive Officer and certain other executive officers.

	Annual Compensation						Long-Term Compensation
							Awards				Payouts
Name and Current Position*	Year	Salary ($)	Bonus (1)($)		Other Annual Compensation ($)		Restricted Stock Awards ($)(2)		Securities Underlying Options/ SARs (3)		Long-Term Incentive Plan Payouts ($)	All Other Compensation ($)
Mary Agnes Wilderotter	2004	$116,667	$830,000		$48,755	(4)	$2,020,500	(5)	0		0	0
President and Chief	2003	0	0		0		0		0		0	0
Executive Officer	2002	0	0		0		0		0		0	0

Rudy J. Graf	2004	$750,000	0		$19,937	(6)	0		0		0	$84,922	(7)
Former Chairman and	2003	0	0		0		0		0		0	$56,000	(7)
Former Acting Chief	2002	$150,000	$250,000		$4,896	(6)	$470,500	(8)	50,000		0	$29,500	(7)
Executive Officer

Leonard Tow	2004	$532,710	0		$1,128,598	(9)	$3,933,000	(10)	0		0	$9,145,645	(11)
Former Chairman and	2003	$900,000	$1,650,000		$269,684	(12)	$3,875,100	(10)	0		0	$737,575	(13)
Chief Executive Officer	2002	$900,000	$1,500,000		$221,283	(12)	$4,724,000	(10)	650,000	(14)	0	$912,347	(15)

John H. Casey, III	2004	$400,000	$540,000	(16)	$9,280	(17)	$649,000	(18)	0		0	$9,225	(19)
Executive Vice President	2003	$400,000	$704,000		$7,956	(17)	$2,674,035	(18)	0		0	$6,000	(19)
	2002	$400,000	$640,000		$16,554	(17)	$618,300	(18)	30,000		0	0

Jerry Elliott	2004	$429,167	$900,000	(20)	$17,791	(21)	$908,600	(22)	0		0	0
Executive Vice President	2003	$291,667	$704,000		$2,498	(21)	$3,929,035	(22)	0		0	0
& Chief Financial Officer	2002	$191,666	$425,000		$3,332	(21)	$337,950	(22)	40,000		0	$500	(23)

Daniel J. McCarthy	2004	$250,000	$268,750	(24)	$13,267	(25)	$214,170	(26)	0		0	$8,075	(27)
Senior Vice President,	2003	$250,000	$187,000		$632	(25)	$1,020,515	(26)	0		0	$5,000	(27)
Field Operations	2002	$250,000	$170,000		$6,136	(25)	$144,000	(26)	50,000		0	$4,583	(27)

L. Russell Mitten	2004	$201,800	$161,440	(28)	$420	(29)	0		0		0	$8,072	(30)
Senior Vice President,	2003	$201,800	$187,000		$420	(29)	$616,713	(31)	0		0	$5,045	(30)
General Counsel and	2002	$201,800	$170,000		$420	(29)	$124,800	(31)	18,750		0	$5,045	(30)
Corporate Secretary

Scott N. Schneider	2004	$265,151	$5,435,829		$16,761	(32)	0		0		0	$13,972	(33)
Former President and	2003	$500,000	$935,000		$25,006	(32)	$757,010	(34)	0		0	0
Chief Operating Officer	2002	$500,000	$850,000		$17,088	(32)	$998,500	(34)	50,000		0	0

*	Includes those who in 2004 were the Chief Executive Officer or one of the five other most highly compensated executive officers as measured by salary and bonus. We have also included the compensation paid to Rudy Graf in 2003 with respect to his services as a director and in 2002 with respect to his services as the President and Chief Operating Officer.

(1)	All amounts in the column, unless otherwise indicated, were paid under the Citizens Incentive Plan. Amounts awarded are for performance for the Salary Year, but are determined and awarded in the subsequent year. For 2004, includes cash retention payments and for Scott Schneider includes payments in accordance with his Incentive Award Agreement.

(2)	Value based on the closing price on the date of grant. Each of the named executive officers is entitled to receive dividends on shares of vested and unvested restricted stock when the Company pays dividends on shares of common stock. Like all other stockholders during 2004, the named executive officers received the special dividend of $2 per share that we paid on September 2, 2004 and our regular quarterly dividends of $0.25 per share with respect to the restricted shares held by them. These amounts are not included in the table above. No above-market or preferential dividends were paid with respect to any restricted shares.

(3)	Options awarded in 2002 were for plan year 2001. We have not awarded any stock options or SARs for plan years 2002, 2003 or 2004.

(4)	Includes $23,612 for relocation expenses, $17,605 representing tax gross-up payments, and the balance represents legal expenses and the imputed income with respect to the group life insurance benefits provided to Ms. Wilderotter.

(5)	150,000 restricted shares were awarded on November 1, 2004 under the terms of Ms. Wilderotter’s employment contract. These shares will vest in five equal annual installments beginning November 1, 2005. As of December 31, 2004 the total number of restricted shares held on such date was 150,000 and the market value of shares held on such date was $2,068,500 based on a closing price of $13.79.

(6)	For 2004, includes $10,055 in temporary housing expenses paid to Mr. Graf during his interim position as CEO and the balance represents meals and entertainment, transportation, lodging, telephone charges, and cleaners. For 2002, includes $3,340 for financial and tax planning services to Mr. Graf and the balance represents the imputed income with respect to group life insurance benefits and transportation.

(7)	Includes $6,922 in payments with respect to the Board of Director’s medical plan in 2004, and Board of Director’s fees in the amount of $78,000 for 2004, $56,000 in 2003 and $25,000 in 2002. Includes our matching contribution of $4,500 to the 401(k) plan in 2002.

(8)	50,000 restricted shares were granted on May 16, 2002 which vest 100% on May 16, 2006. As of December 31, 2004 the total number of shares of restricted stock held on such date was 50,000 and the market value of all restricted shares held on such date was $689,500 based on the closing price of $13.79.

(9)	Includes $266,072 which represents the 2004 economic benefit of the split-dollar life insurance for Dr. Tow using the premium ratio method, $269,770 for federal and state income taxes and gift taxes related to the economic benefit of split-dollar life for 2004, $233,432 for federal, state, income and gift taxes related to the economic benefit of split-dollar life for 2003 that was paid in 2004 and $143,678 in tax gross-up payments. Also includes $73,900 for financial and tax planning services, $48,530 for legal services, and $64,092 for benefit reimbursements. The balance represents payments for transportation, telephone charges, home alarm service, entertainment, club memberships and the imputed income with respect to the group life insurance benefits provided to Dr. Tow.

(10)	110,000 restricted shares were granted on February 19, 2004, 200,000 restricted shares were granted on March 11, 2004, 400,000 restricted shares were granted on May 16, 2002, and 100,000 restricted shares were granted on March 13, 2003. 300,000 restricted shares were granted on July 19, 2004 in connection with Dr. Tow’s separation agreement. All shares vested in accordance with Dr. Tow’s separation agreement. As of December 31, 2004, Dr. Tow held no restricted shares.

(11)	Includes our matching contribution to the 401(k) plan of $6,150 in 2004. Also includes payments under Dr. Tow’s separation agreement including $8,926,136 for severance and settlement of Dr. Tow’s employment contract, $130,818 for legal services, $51,964 in administrative support, and the balance represents transportation, telephone, medical benefits, periodical subscriptions, home alarm service, document preparation (i.e., copy services), and club memberships.

(12)	For 2003, includes $120,607 for legal services, $63,460 for financial and tax planning services, and $50,826 for Dr. Tow’s use of the Citizens aircraft in 2003, and the balance represents the imputed income with respect to the group life insurance benefits provided to Dr. Tow, credit card fees, expenses for telephone, meals and entertainment, legal fees, transportation, professional services, periodicals, gifts and club memberships. For 2002, includes $105,482 for financial and tax planning services to Dr. Tow, $70,583 for Dr. Tow’s use of the Citizens aircraft in 2002 and the balance represents the imputed income with respect to the group life insurance benefits provided to Dr. Tow and meals and entertainment, lodging, transportation, telephone, personal trainer, gifts and club memberships.

(13)	Includes $466,972, which represents the pre-tax cost to us under Dr. Tow’s employment agreement of the term portion of split-dollar insurance arrangements and $244,603 which represents the 2003 economic benefit of the split-dollar life insurance for Dr. Tow. We used the premium ratio method to calculate the economic benefit of split-dollar life insurance for 2003. Also, includes our matching contribution to the 401(k) plan of $6,000 and the matching contribution to our Executive Deferred Savings Plan of $20,000.

(14)	500,000 stock options vested 100% on May 16, 2002. 150,000 stock options were scheduled to vest in four equal installments beginning May 16, 2003. All of Dr. Tow’s stock options were fully vested pursuant to his separation agreement.

(15)	Includes $428,847 for federal, state, income and gift taxes related to the economic benefit of split-dollar life for 2001 and $257,009 which represents the 2002 economic benefit of the split-dollar life insurance for Dr. Tow. We used the premium ratio method to calculate the economic benefit of split-dollar life insurance for 2002. Also includes $206,487, which represents the federal income tax paid on the economic benefit of the split-dollar life insurance under Dr. Tow’s employment agreement of the term portion of split-dollar insurance arrangements. Also, includes our matching contribution to the 401(k) plan of $6,000 and the matching contribution to our Executive Deferred Savings Plan of $14,004.

(16)	Includes a $100,000 retention bonus and a $440,000 bonus for 2004 performance.

(17)	For 2004, includes $7,800 in financial and tax planning services and the balance represents the imputed income with respect to the group life insurance benefits provided to Mr. Casey and personal trainer expenses. For 2003, includes $4,300 for financial and tax planning services and the balance represents tax gross-up payments, the imputed income with respect to group life insurance benefits, and personal trainer, relocation and transportation expenses. For 2002, includes $9,335 for financial and tax planning services, the imputed income with respect to group life insurance benefits, and personal trainer expenses.

(18)	50,000 shares were granted on March 15, 2005 which vest in three annual installments beginning on March 15, 2006, 175,000 restricted shares were granted on March 11, 2004, which vest in three equal annual installments beginning on March 11, 2005. 38,500 restricted shares were granted on February 19, 2004, which vest in three equal annual installments beginning on February 19, 2005. 35,000 restricted shares were granted on March 13, 2003 which vest in three equal installments beginning on March 13, 2004. In addition, 30,000 shares were granted on May 16, 2002 which vest 100% on May 16, 2006. As of December 31, 2004, the total number of restricted shares held on such date was 266,833 and the market value of all restricted shares held on such date was $3,679,627 based on a closing price of $13.79.

(19)	Represents our matching contribution to the 401(k) plan of $6,150 and a $3,075 profit sharing contribution for 2004. For 2003, represents our matching contribution to the 401(k) plan of $6,000.

(20)	Includes a $250,000 signing bonus as detailed in the September 1, 2004 employment contract and a $650,000 bonus for 2004 performance.

(21)	For 2004, includes $11,776 for Mr. Elliott’s use of the Citizens aircraft, $5,340 for financial and tax planning services provided to Mr. Elliott and the balance represents the imputed income with respect to the group life insurance benefits provided to Mr. Elliott. For 2003, includes the imputed income with respect to the group life insurance benefits, and personal trainer expenses. For 2002, includes the imputed income with respect to the group life insurance benefits, and personal trainer expenses.

(22)	70,000 shares were granted on March 15, 2005, which vest in five annual installments beginning on March 15, 2006, 275,000 restricted shares were granted on March 11, 2004, which vest in three equal annual installments beginning on March 11, 2005. 38,500 restricted shares were granted on February 19, 2004, which vest in three equal annual installments beginning on February 19, 2005. 28,000 restricted shares were granted on March 13, 2003. These shares vest in three equal installments beginning on March 13, 2004. In addition, 7,500 restricted shares were granted on March 1, 2002 and were fully vested on March 1, 2005. As of December 31, 2004, the total number of restricted shares held on such date was 339,666 and the market value of all restricted shares held on such date was $4,683,994 based on a closing price of $13.79.

(23)	Represents our matching contribution to the 401(k) plan of $500.

(24)	Includes a $62,500 retention bonus and a $206,250 bonus for 2004 performance.

(25)	Includes taxable relocation expenses of $9,194 paid to Mr. McCarthy in 2004, a tax gross-up paid with respect to such expenses of $3,832 and the balance represents the imputed income with respect to the group life insurance benefits provided to Mr. McCarthy. For 2003, includes the imputed income with respect to group life insurance benefits, tax gross-up, and transportation. For 2002, includes taxable relocation expenses of $4,316, a tax gross-up paid with respect to such expenses of $1,721, and the balance represents the imputed income with respect to the group life insurance benefits provided to Mr. McCarthy.

(26)	16,500 restricted shares were granted on March 15, 2005 which vest in four annual installments beginning on March 15, 2006, 65,000 restricted shares were granted on March 11, 2004, which vest in three equal annual installments beginning on March 11, 2005. 16,500 restricted shares were granted on February 19, 2004, which vest in three equal annual installments beginning on February 19, 2005. 15,000 restricted shares were granted on March 13, 2003. These shares vest in three equal installments beginning on March 13, 2004. As of December 31, 2004, the total number of shares of restricted stock held on such date was 91,500 and the market value of all restricted shares held on such date was $1,261,785 based on a closing price of $13.79.

(27)	Represents our matching contribution to the 401(k) plan of $5,000 in each year of 2003 and 2004. Additionally includes a $3,075 profit sharing contribution for 2004. For 2002, represents our matching contribution to the 401(k) plan of $4,583.

(28)	Includes a $50,450 retention bonus and a $110,990 bonus for 2004 performance.

(29)	Represents the imputed income with respect to the group life insurance benefits provided to Mr. Mitten.

(30)	Represents our matching contribution to the 401(k) plan of $5,045 in each year of 2002, 2003, and 2004. Additionally includes $3,027 in profit sharing contributions for 2004. The Company is party to a fully paid split dollar life insurance arrangement with Mr. Mitten that does not result in imputed income to him.

(31)	35,000 restricted shares were granted on March 11, 2004, which vest in three equal annual installments beginning on March 11, 2005. 14,300 restricted shares were granted on February 19, 2004, which vest in three equal annual installments beginning on February 19, 2005. 13,000 restricted shares were granted on March 13, 2003. These shares vest in three equal installments beginning on March 13, 2004. As of December 31, 2004, the total number of shares of restricted stock held on such date was 57,966 and the market value of all restricted shares held on such date was $799,351 based on a closing price of $13.79.

(32)	For 2004, includes $4,545 in telephone charges, $3,321 for Mr. Schneider’s use of the Citizens aircraft, $8,490 in financial and tax planning services provided to Mr. Schneider and the balance represents the imputed income with respect to the group life insurance benefits. For 2003, includes $17,723 for Mr. Schneider’s use of the Citizens aircraft, $4,180 for financial and tax planning services, and the balance represents the imputed income with respect to the group life insurance benefits and personal trainer and telephone expenses. For 2002, includes $7,692 for Mr. Schneider’s use of the Citizens aircraft, $3,680 for financial and tax planning services, and the balance represents the imputed income with respect to the group life insurance benefits and personal trainer expenses.

(33)	Represents board of director’s fees in the amount of $10,000 paid to Mr. Schneider in 2004 and $3,972 representing payments with respect to the board of director’s medical plan.

(34)	61,000 restricted shares were granted on February 19, 2004, and 55,000 restricted shares were granted on March 13, 2003. In addition, 50,000 shares were granted on May 16, 2002. All restricted shares vested 100% under the circumstances described in “Incentive Award Agreement with Scott Schneider.” As of December 31, 2004, Mr. Schneider held no restricted shares.

Employment Contracts and Severance Arrangements

Mary Agnes Wilderotter

We have entered into an employment agreement with Mary Agnes Wilderotter, dated as of November 1, 2004, pursuant to which Ms. Wilderotter was appointed as our President and Chief Executive Officer. Under the terms of Ms. Wilderotter’s employment agreement, she earns an annual base salary of $700,000 which could be increased from time to time by the Compensation Committee. The employment agreement has an initial term of five years, which expires in November of 2009. The agreement automatically renews at the end of the initial or any renewal term for an additional one-year term, unless either party provides prior notice of non-renewal. Ms. Wilderotter is also entitled to a target bonus amount equal to 100% of the base salary, with a minimum guarantee of $700,000 with respect to 2004. Upon commencement of her employment, Ms. Wilderotter received a grant of 150,000 restricted shares of common stock. With respect to each fiscal year during the employment term after 2004, we will grant a number of restricted shares of common stock with an aggregate value on the date of each grant equal to between $1,000,000 and $2,000,000, as determined by the Compensation Committee of the board of directors. These restricted stock grants each vest ratably over five years. We have also agreed, under the terms of the employment agreement, to pay Ms. Wilderotter’s relocation expenses, up to $500,000, incurred during the first year of the employment term.

If Ms. Wilderotter’s employment is terminated by us without cause, or by Ms. Wilderotter with good reason (as defined in the employment agreement), she will be entitled to payment of base salary and a pro-rated portion of the target bonus through the date of termination, plus an amount equal to the greater of three times the sum of base salary and target bonus or base salary and target bonus due for the remainder of the term, and all restricted shares will vest. If Ms. Wilderotter’s employment is terminated due to her death or in connection with a disability, she (or her estate) will be entitled to payment of base salary for six months following the termination and a pro-rated portion of the target bonus, and all restricted shares will vest. In the event of a constructive termination following a change in control, she will be entitled to the amounts she would receive in connection with a termination by us without cause or by Ms. Wilderotter with good reason, potentially subject to reduction if such amounts would be subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986. If the amount payable by us, less such excise taxes payable by Ms. Wilderotter, exceeds by at least 125% the amount payable without causing the loss of deduction to us under Section 280G of the Internal Revenue Code, Ms. Wilderotter will be entitled to additional amounts to make her whole for such excise taxes. If the amounts payable by us, less such excise taxes payable by Ms. Wilderotter, are less than 125% of the amount payable without causing the loss of deduction to us and the imposition of excise taxes to Ms. Wilderotter under Sections 280G and 4999 of the Internal Revenue Code, the amount payable by us will be reduced to the extent necessary such that we will not lose our deduction under Section 280G of the Internal Revenue Code and such that Ms. Wilderotter will not be subject to excise taxes. Ms. Wilderotter also became a member of the board of directors in accordance with the terms of her employment agreement.

Jerry Elliott

We have entered into an employment agreement with Jerry Elliott, dated as of September 1, 2004, who has served as our Chief Financial Officer since 2002. Under the terms of Mr. Elliott’s employment agreement, Mr. Elliott earns an annual base salary of $500,000 which could be increased from time to time by the Chief Executive Officer and the Compensation Committee. The employment agreement has an initial term of five years, which expires in September of 2009. The agreement automatically renews at the end of the initial or any renewal term for an additional one-year term, unless either party provides prior notice of non-renewal. Mr. Elliott is entitled to a target bonus amount equal to 100% of the base salary. Mr. Elliott also received a special bonus of $250,000 in September 2004 under the terms of the employment agreement. Additionally, with respect to each fiscal year during the employment term, we will grant a number of restricted shares of common stock with an aggregate value on the date of each grant equal to between $750,000 and $1,000,000, as determined by the Compensation Committee of the board of directors. These restricted stock grants will each vest ratably over five years.

If Mr. Elliott’s employment is terminated without cause, or by Mr. Elliott with good reason (as defined in the employment agreement), he will be entitled to payment of base salary and a pro-rated portion of the target bonus through the date of termination, plus an amount equal to the greater of three times the sum of base salary and target bonus or base salary and target bonus due for the remainder of the term, and all restricted shares will vest. If Mr. Elliott’s employment is terminated due to his death or in connection with a disability, he (or his estate) will be entitled to payment of base salary for six months following the termination and a pro-rated portion of the target bonus, and all restricted shares will vest. In the event of a constructive termination following a change in control, he will be entitled to the amounts he would receive in connection with a termination by us without cause or by Mr. Elliott with good reason, potentially subject to reduction if such amounts would be subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986. In accordance with the employment agreement, Mr. Elliott became a member of the board of directors in 2004.

John H. Casey, III

We have entered into an employment agreement with John H. Casey, III, dated as of February 15, 2005. Mr. Casey has been employed by the Company since 1999 and currently serves as an Executive Vice President. Under the terms of Mr. Casey’s employment agreement, Mr. Casey earns an annual base salary of $400,000. The employment agreement has an initial term of five years, which expires in February of 2010. The agreement automatically renews at the end of the initial or any renewal term for an additional one-year term, unless either party provides prior notice of non-renewal. Mr. Casey is entitled to a target bonus amount equal to 100% of the base salary. Additionally, with respect to each fiscal year during his employment term, Mr. Casey is eligible to receive a grant of restricted shares of common stock in an amount to be determined by the Compensation Committee. In accordance with his employment agreement, Mr. Casey received a guaranteed grant of 50,000 shares of restricted stock for his performance during 2004. These restricted stock grants will vest ratably over three years.

If Mr. Casey’s employment is terminated without cause or if he resigns his employment for “good reason” (as defined in the agreement), he will receive an amount equal to one year of the then current base salary and the target bonus, both payable on the date of termination. All restricted shares of common stock will vest and become non-forfeitable and he will continue coverage under the medical, dental, life insurance, and other health and welfare benefits provided by the Company for one year from the date of termination. If Mr. Casey’s employment is terminated due to his death or in connection with a disability, he (or his estate) will be entitled to payment of base salary for six months following the termination and a pro-rated portion of the target bonus, and all restricted shares will vest. In the event of a constructive termination as a result of a “change in control” (as defined in the agreement), he will be entitled to receive these same amounts subject to reduction if such amounts would be subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986.

Leonard Tow

Leonard Tow served as our Chairman and Chief Executive Officer during 2004 until his resignation effective July 10, 2004. Prior to his resignation, Dr. Tow was employed under the terms of an employment agreement for a term ending December 31, 2006. We entered into a separation agreement with Dr. Tow that supercedes the employment agreement and is intended to capture and restate, in the context of the resignation, our obligations to Dr. Tow under the employment agreement. In addition, certain future obligations are now capped or terminated. We took a charge in the third quarter of $61,875,000, which represented our estimate of the cost of all components of Dr. Tow’s separation agreement arrangements, other than the $17,618,851 in life insurance premiums we put into a trust to provide for future premiums, as described below. The components of Dr. Tow’s separation agreement are summarized below.

Cash Payments

Under the separation agreement, we made a lump sum payment to Dr. Tow in the aggregate amount of $5,726,136 consisting of (i) $2,226,136, which represents the amount of base salary that would otherwise have been payable to Dr. Tow for the period commencing on July 10, 2004, and ending on December 31, 2006 (this period is referred to as the “severance period”), reduced by the base salary paid to Dr. Tow for July 2004 prior to the date of the separation agreement and (ii) $3,500,000 as a cash bonus payable under the terms of the employment agreement.

Dr. Tow’s employment agreement had provided that he would render advisory services to us after the expiration of the term of that employment agreement. However, under the terms of the separation agreement, Dr. Tow will not perform the advisory services. Instead, we paid Dr. Tow $3,200,000 in full satisfaction of the obligations we otherwise would have had with respect to advisory services under the employment agreement.

In addition, Dr. Tow received all amounts in respect of his account balances in any deferred compensation plans as of July 10, 2004, which amounts totaled $1,054,162. Dr. Tow also received an aggregate payment of $1,632,393 in respect of the phantom equity awards granted to him on or prior to July 10, 2004. In October 2004, Dr. Tow also received a lump sum payment of $423,036 representing his vested benefits under our retirement plan.

Equity Compensation

Under the separation agreement, we granted to Dr. Tow 1,816,477 shares of our common stock in full satisfaction of our obligations under the employment agreement and all other arrangements to grant shares under our equity and long-term incentive plans to Dr. Tow following his retirement from, or termination of employment with, our Company.

Under the separation agreement, Dr. Tow retains his right to acquire up to 10 million shares of our common stock if a change of control occurs and after notice to us. The price per share at which Dr. Tow may acquire these shares would be the fair market value of the stock on the date the notice is given. Dr. Tow must give such notice to us on or before July 1, 2007, at which time the right will expire.

Under the separation agreement, we granted 300,000 shares of our common stock to Dr. Tow in satisfaction of a bonus obligation under his employment agreement. These shares were issued under the 1996 Equity Incentive Plan and were fully vested as of the date of grant.

Under the terms of the separation agreement, all of Dr. Tow’s outstanding options and restricted stock that had not already vested as of July 10, 2004, became vested, the options all became fully exercisable, and all restrictions on restricted stock lapsed as of that date. All of the options remain exercisable until the later of July 10, 2005, and the expiration date of the respective options as set forth in the applicable award documents, as if no termination of employment had occurred.

Split Dollar Life Insurance Arrangements

Pursuant to the separation agreement, we funded an irrevocable trust with $31,754,996, an amount sufficient to pay our remaining obligations with respect to various existing life insurance policies on the lives of Dr. Tow and/or his wife, $17,618,851 of which represents the remaining premium amounts for such life insurance policies and $14,136,145 of which represents the amount required to pay gift and income taxes (and any gross-up thereon) that may be incurred in the future by Dr. Tow or his wife under such insurance policies, taking into account the proceeds of the life insurance policies and the interest on such proceeds, less any reasonable administrative expenses. These policies, which have an aggregate policy amount of $65,100,000, are structured so that all premiums that have been paid by us should be recovered by us from the insurance proceeds. The amount funded in respect of gift and income taxes was an estimate and we have an obligation to fund the trust on an ongoing basis if the actual amount required to be funded changes.

Other Benefits

Dr. Tow is entitled to the following other payments and benefits pursuant to the terms of the separation agreement:

•	During the severance period, continued participation in all of our benefit plans, to the extent permitted by the terms of the plans and by applicable law;

•	Provision to Dr. Tow and his wife, for life, of the medical, dental, hospitalization and health plan, and insurance benefits contained in the plans available to Dr. Tow immediately prior to the date of the separation agreement. If at any time it is not possible for us to provide these health benefits, we are required to pay Dr. Tow an amount which, after payment by Dr. Tow of applicable taxes, is sufficient for him to purchase equivalent benefits. To the extent not covered by the health benefits above or by any equivalent benefits purchased by Dr. Tow at our cost, we are required to reimburse Dr. Tow for all medical, health care, dental and catastrophic illness-related expenses for the life of Dr. Tow and his wife, including those expenses that were incurred prior to July 10, 2004, and home care costs, provided our obligation for all such amounts for both Dr. Tow and his wife is limited to $2,000,000 in the aggregate;

•	During the severance period, reimbursement for all tax, financial, estate planning, legal, and accounting services; membership dues and other non-discretionary charges for a country club and a university club memberships; computer, phone, and Internet expenses at Dr. Tow’s homes in Connecticut and Massachusetts and for all cell phone and pager charges. These reimbursements in the aggregate may not exceed $150,000 for each calendar year during the severance period (pro-rated for 2004);

•	The use of an office until December 31, 2004, after which time he was entitled to retain his office furniture and furnishings;

•	The services of a secretary and a driver and use of a Company car throughout the severance period; and

•	Use of the Company plane, for as long as we maintain one, and use of the Company’s doctor, for as long as we employ one. (Because we no longer own or maintain a plane or employ a Company doctor, we have no ongoing obligations to Dr. Tow with respect to these benefits.)

Other Matters

In the separation agreement, Dr. Tow and we agreed to general confidentiality and mutual release provisions. Dr. Tow also agreed not to engage in any business that is competitive with us until July 10, 2005. In addition, the separation agreement provides that we will reimburse Dr. Tow for all reasonable legal fees and expenses incurred by Dr. Tow in connection with the negotiation of the separation agreement up to $100,000, as well as all reasonable legal fees and expenses in connection with any disputes related to the enforcement of Dr. Tow’s rights under the separation agreement.

In the event that Dr. Tow’s entitlements would be deemed to constitute excess parachute payments for tax purposes, we would be required to pay him any tax obligation on a grossed-up, after-tax basis. We also are required to indemnify Dr. Tow against claims, threatened claims, and investigations, to the fullest extent not prohibited by law.

Incentive Award Agreement with Scott Schneider

To assure that he would continue in his executive position during our review of financial and strategic alternatives, we entered into an incentive award agreement with Mr. Schneider under which he was entitled to receive cash payments aggregating $4,500,000 if he remained employed until the earlier of August 30, 2004, or the occurrence of a Triggering Event, or if his employment was actually or constructively terminated without cause (or terminates by reason of death or disability) before the earlier of those dates. The agreement also provided that if he voluntarily terminated employment before the earlier of those dates, his aggregate payments would be limited to $2,500,000 or, if the termination occurred after June 30, 2004, $3,500,000. Under the agreement, a “Triggering Event” was defined as a public announcement by us that we have entered into a “Transaction,” or our decision not to pursue any such potential transaction after completing a review of strategic alternatives. A “Transaction” was defined as a merger, consolidation, joint venture, or other business combination pursuant to which the business of the Company is combined with that of any other entity; the acquisition of a majority of our stock or assets, properties, or businesses, by way of a direct or indirect purchase, lease, license, exchange, joint venture, or other means, or any material recapitalization of the Company, including by way of any material spin-off, split-off or other material extraordinary dividend of cash, securities or other assets of the Company to stockholders of the Company (including any repurchase by the Company of a material amount of its securities) involving the Company.

The agreement provided that if Mr. Schneider remained employed until the earlier of August 30, 2004, or the occurrence of a Triggering Event, or if his employment were to be actually or constructively terminated without cause (or terminated by reason of death or disability) before the earlier of those dates, he would also receive a lump-sum amount equal to the pro-rated portion (based on the portion of the year during which he is employed) of the sum of (i) $900,000 and (ii) the market value (as of the earlier of his termination date or August 30, 2004) of 61,000 shares of the Company’s common stock (corresponding to his 2003 restricted stock award), and all of his outstanding stock options and restricted stock awards would vest.

Mr. Schneider resigned effective as of July 11, 2004. Because a Triggering Event had occurred prior to his resignation, he received a cash payment of $4,500,000 pursuant to the incentive award agreement.

In addition, the agreement provided that Mr. Schneider be entitled to the following benefits: (i) he could continue to participate in the Company’s health care plan on the same basis as other current or former directors of the Company; (ii) he would be reimbursed for up to 50 hours of professional tax services for the 2004 tax year in accordance with the Company’s policy for senior executives; and (iii) the Company would continue to maintain director and officer liability insurance that covers Mr. Schneider in accordance with the Company’s policy applicable to current and former directors and officers until the later of (a) six years following the completion of a Transaction or (b) August 31, 2010. The Company is also required to reimburse Mr. Schneider, on an after-tax basis, for any excise tax on amounts that are considered excess parachute payments under Section 4999 of the Internal Revenue Code (the “Code”).

The incentive award agreement obligates Mr. Schneider to maintain confidentiality of Company information while employed by the Company and thereafter. Mr. Schneider is prohibited from soliciting Company business or employees for a year following the date of the agreement. Mr. Schneider has released the Company from any claims arising out of or in connection with his employment prior to the incentive award agreement.

Retention Proposals

On March 11, 2004, the board of directors approved retention arrangements to induce certain officers, including certain of our executive officers, to continue their employment while we explored our financial and strategic options. The arrangements we approved for the executive officers listed in the “Summary Compensation Table” and other executive officers included cash retention payments and restricted stock awards but were narrower in scope than originally contemplated, in light of the outcome of our exploration of financial and strategic alternatives.

Awards of restricted stock with respect to the retention arrangements were made under our Amended and Restated 2000 Equity Incentive Plan to each of the executive officers, including Dr. Tow but not Mr. Schneider. As a group, the executive officers then serving received awards totaling 455,000 shares of restricted stock and $419,200 of cash for retention purposes. As applicable, these awards are in the amounts set forth in the “Summary Compensation Table.” Restrictions on shares granted in connection with the retention arrangements were set forth in restricted stock agreements that were entered into with such executive officers.

2004 OPTION GRANTS

No options to purchase our common stock or stock appreciation rights were granted in 2004 to the executive officers named in the Summary Compensation Table. In connection with the payment of the special non-recurring dividend of $2 per common share on September 2, 2004, the exercise price and number of all outstanding options were adjusted such that each option had the same value to the holder after the dividend as it had before the dividend. In accordance with FASB Interpretation No. 44 (“FIN 44”), “Accounting for Certain Transactions Involving Stock Compensation,” and EITF 00-23, “Issues Related to the Accounting for Stock Compensation under APB No. 25 and FIN 44,” there is no accounting consequence for changes made to the exercise price and the number of shares of a fixed stock option or award as a direct result of the special non-recurring dividend.

AGGREGATED 2004 OPTION EXERCISES AND VALUE OF
OUTSTANDING OPTIONS AT DECEMBER 31, 2004

The following table sets forth certain information concerning options exercised by the executive officers named in the Summary Compensation Table during 2004 and the number and value of options held by them at December 31, 2004. There were no outstanding stock appreciation rights at December 31, 2004.

	Shares Acquired On Exercise(#) Common	Value	Number of Unexercised Options/SARs at Fiscal Year End(#)		Value of Unexercised In the Money Options/SARs at Fiscal Year End($)
Name	Stock	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Mary Agnes Wilderotter	0	$0	0	0	$0	$0
Rudy J. Graf	407,050	$1,792,792	111,939	56,696	$335,264	$221,464
Leonard Tow	1,534,492	$7,651,552	3,565,798	0	$4,051,744	$0
John H. Casey, III	0	$0	191,895	31,982	$620,344	$128,685
Jerry Elliott	23,260	$111,987	0	23,260	$0	$138,630
Daniel J. McCarthy	96,529	$347,675	43,613	43,612	$89,843	$194,511
L. Russell Mitten	37,175	$136,061	216,397	22,533	$915,033	$85,669
Scott N. Schneider	575,685	$1,566,440	0	0	$0	$0
Total	2,674,191	$11,606,507	4,129,642	178,083	$6,012,228	$768,958

All quantities and amounts are as of December 31, 2004, and reflect adjustments for stock splits and stock dividends paid subsequent to the date of grant, including our special non-recurring dividend on September 2, 2004. The fair market value, which is the average of the high and low reported price of the common stock on December 31, 2004, was $13.85 per share. Dollar amounts shown under all columns other than “Value Realized” have not been, and may never be, realized. The underlying options have not been, and may never be, exercised, and actual gains, if any, on exercise will depend on the value of our stock on the date of exercise.

CITIZENS PENSION PLAN

We have a noncontributory, qualified retirement plan, the Citizens Pension Plan, covering substantially all employees, that provides benefits that, in most cases, are based on formulas related to base salary and years of service. The plan has been amended to provide that, effective February 1, 2003, no further benefits will be accrued under the plan by most non-union participants (including all executive officers). Messrs. Casey, McCarthy, and Mitten are the only executive officers listed in the Summary Compensation Table who have vested benefits under the frozen plan. Their estimated annual pension benefits (assumed to be paid in the normal form of an annuity) are $7,210, $22,644 and $41,941, respectively. This amount is calculated under the plan based on their respective 4, 12 and 13 years of service at the time of the plan freeze and the compensation limits established in accordance with federal tax law in the computation of retirement benefits under qualified plans. Benefits are not subject to reduction for Social Security payments or other offset amounts. Dr. Tow’s vested benefits under the frozen plan were paid in a lump sum of $423,036 in October 2004 as a result of his resignation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Mr. Stanger, as Chairman, and Messrs. Harfenist, Kraus, and Tornberg, and Ms. Fitt. None of our executive officers served as: (i) a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our directors.

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the 5-year cumulative total return of an investment in Citizens to the cumulative returns of the Standard & Poor’s 500 Index and Telecommunication Services Index:

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
CITIZENS COMMUNICATIONS COMPANY	100.00	92.51	75.13	74.36	87.54	117.05
S & P 500	100.00	90.89	80.09	62.39	80.29	86.09
S & P TELECOMMUNICATION SERVICES	100.00	61.19	53.70	35.38	37.89	44.27

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers, and persons holding more than 10% of a registered class of our equity securities to file initial reports of ownership, reports of changes in ownership, and annual reports of ownership of common stock and other equity securities with the SEC and the New York Stock Exchange. Such directors, officers, and 10% stockholders are also required to furnish us with copies of all such filed reports.

Based solely upon a review of the copies of such reports furnished to us, or representations that no reports were required, we believe that, with the exception of Leonard Tow and Claire Tow, all of our directors, officers, and 10% stockholders timely filed all required reports under Section 16(a) in 2004. Leonard Tow received a grant of 525.48 phantom stock units on December 31, 2002, but neither he nor Claire Tow filed a Form 4 reporting such grant until June 25, 2004.

APPROVAL OF AMENDMENT TO THE CITIZENS COMMUNICATIONS COMPANY
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

On December 13, 2004, the Compensation Committee of the board of directors approved an amendment to the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan (the “2000 Plan”) to remove the existing 2,500,000 aggregate share cap for stock-based awards other than stock options, without increasing the total number of shares available for issuance under the 2000 Plan. On March 3, 2005, the Compensation Committee approved an amendment to provide that the $750,000 limit on awards that are denominated in cash only applies to awards of performance shares and phantom stock awards. These amendments are referred to as the “Plan Amendment” and are subject to stockholder approval.

If the stockholders approve the Plan Amendment, 13,517,241 shares would be available for issuance under the 2000 Plan for all types of stock-based awards. If the stockholders do not approve the Plan Amendment, 13,517,241 shares would be available for issuance under the 2000 Plan, but the 2,500,000 share sub-limit will continue to apply to awards other than stock options. Based on the awards previously made, fewer than 27,000 shares would be available for stock-based awards other than stock options.

As described in the Compensation Committee Report on Executive Compensation included in this proxy statement, the Compensation Committee does not intend to grant stock options to our management group. The Compensation Committee’s intention is to deliver equity-based compensation in the form of restricted stock. In addition, the employment agreements that we have entered into with Mary Agnes Wilderotter, Jerry Elliott, and our chief accounting officer provide for equity-based compensation in the form of restricted stock. However, the 2000 Plan contains a 2,500,000 share sub-limit for equity awards in this form. We effectively reached this limit in 2005. We are proposing to remove this sub-limit, without increasing the total number of shares available for issuance under the 2000 Plan, in order for our board of directors and the Compensation Committee to continue to follow its existing compensation philosophy. This will also give the Compensation Committee greater flexibility in awarding equity based compensation. If the stockholders do not approve this amendment, our board and its Compensation Committee would need to revisit our existing compensation philosophy, which may involve the granting of equity-based compensation in an alternative form permitted under the 2000 Plan as currently in effect, and we would need to amend our employment agreements accordingly.

The 2000 Plan became effective on May 18, 2000, when it was approved by our stockholders. The 2000 Plan was amended by the board of directors twice to restrict benefits under the 2000 Plan. If the Plan Amendment is approved by the stockholders, it will become effective commencing upon such approval. Appendix A to this proxy statement contains the complete text of the 2000 Plan, as amended and as proposed to be amended by the Plan Amendment. The following summary description of the 2000 Plan, reflecting the Plan Amendment, is qualified in its entirety by reference to Appendix A.

Description of the 2000 Plan

Purpose

The purpose of the 2000 Plan is to provide compensation incentives for high levels of performance and productivity. The 2000 Plan is intended to strengthen our existing operations through its ability to attract and retain outstanding individuals upon whose judgment, initiative and efforts we depend for our continued efficiency, productivity, growth and development. The 2000 Plan provides for grants of options, stock appreciation rights, restricted stock, performance shares, deferred stock, phantom stock and stock units.

Shares Subject To The 2000 Plan

Awards granted under the 2000 Plan relate to shares of our common stock. The maximum number of shares of common stock that may be issued pursuant to awards at any time is no more than 13,517,241 shares (representing the 12,500,000 shares of Stock previously approved by our stockholders, as adjusted pursuant to Section 14 of the 2000 Plan to reflect our September 2, 2004 special cash dividend). In the event of any changes in the number or kind of outstanding shares of stock by reason of a merger, recapitalization, reorganization, stock split, stock dividend, or other corporate capital stock event, the Compensation Committee may make equitable adjustments to the price and other terms of any award previously granted or that may be granted under the 2000 Plan.

Shares of common stock that were issued and have been forfeited or that were subject to awards that have expired or terminated will remain available for issuance. We can also issue shares of common stock that we received in connection with the exercise of an award.

No individual may be granted awards in any calendar year covering more than 2,000,000 shares of common stock. In addition, the value of awards of phantom stock that are payable solely in cash cannot exceed the value of 1,000,000 shares of stock. Awards granted to an individual in any calendar year that are denominated in cash cannot exceed $750,000. If the stockholders approve the Plan Amendment, this annual sub-limit will only apply to phantom stock or performance shares that are denominated in dollars and payable in cash. No awards may be granted more than ten years after the effective date of the 2000 Plan.

Participation

All of our directors, officers, and employees as well as those of any of our subsidiaries or other affiliates are eligible for selection to participate in the 2000 Plan. Other individuals who perform services directly or indirectly for us as consultants or otherwise may also be selected to participate.

As of February 28, 2005, approximately 3,047 of our non-union employees and non-union employees of our subsidiaries were eligible to participate in the 2000 Plan, including 9 executive officers and 9 current directors. In addition, union employees may also be eligible to participate in the plan when negotiated. The Compensation Committee’s intention is to limit future grants to the officers at the vice president level and above, currently approximately 56 persons.

The quoted closing price of our common stock on February 28, 2005, on the NYSE was $13.34.

Administration

The 2000 Plan is administered by the Compensation Committee of our board of directors. Subject to the express provisions of the 2000 Plan, the Compensation Committee is authorized to: (a) determine those individuals who are eligible to participate in the 2000 Plan; (b) determine those eligible individuals to whom awards are to be granted; (c) grant awards to those eligible individuals; (d) determine the form, amount, terms and conditions of each award; (e) establish and modify performance objectives; (f) modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise or realization thereof (except if the effect would be to reduce the exercise price of any stock option or to adversely and materially affect the rights of any recipient); (g) prescribe and rescind rules, regulations and policies for the administration of the 2000 Plan; (h) interpret, construe and administer the 2000 Plan and any related award agreement and define the terms used in the 2000 Plan; and (i) make all of the determinations necessary or advisable with respect to the 2000 Plan or any award granted under the 2000 Plan.

Stock Option Awards

A stock option, which may be a non-qualified or an incentive stock option, may be granted either alone or in conjunction with one or more other awards. The option price, except in the discretion of the Compensation Committee in the case of new employees, shall be equal to or greater than the fair market value of the underlying common stock on the date of grant. The term of each stock option is also determined by the Compensation Committee, but may not exceed 10 years from the date of grant.

Upon exercise, the option price of each stock option is payable by the option holder in cash or, in such other consideration as the Compensation Committee deems appropriate, including shares of our common stock valued at the then fair market value, or in a combination of cash and such other consideration. The 2000 Plan does not permit options to be modified to reduce the option price per share.

The Compensation Committee may grant a replacement stock option to an option holder to replace the shares which the option holder delivered to us in payment of the option price in a stock-for-stock exercise or of any withholding taxes. The option price of any replacement stock option cannot be less than 100% of the fair market value of the common stock we received on the date of the payment.

The Compensation Committee may also authorize the holder of a stock option to surrender the right to exercise the stock option in exchange for payment (in cash or in shares) that does not exceed the difference between the option price and the fair market value at that time of the shares for which the right to exercise is being surrendered. Such payment may be made in cash or in shares of our common stock (valued at the then fair market value) or any combination thereof.

Performance Shares

The Compensation Committee may grant performance shares to eligible individuals, which will entitle such individual to convert the performance shares into shares of stock (including restricted stock or deferred stock, as discussed below), cash, or a combination thereof, as determined by the Compensation Committee, if pre-determined performance targets are met. Performance goals may include, but are not limited to, one or more of the following: stock price; market share; sales; earnings per share; operating cash flow; free cash flow; net income or loss; net income or loss adjusted to exclude specified items such as gain or losses from extraordinary or non-recurring items and non-cash expense and income, and before specified expense items such as interest, depreciation, amortization and income taxes; EBITDA; revenues; return on equity or assets; cost control; or a combination of any of the foregoing. The Compensation Committee has the authority to revise an award’s performance targets if significant events occurring within the performance period have a substantial effect on the performance targets.

The Compensation Committee will determine the length of the performance period, but in all instances, said performance period shall be at least one year long. Performance periods may overlap, and individuals may participate simultaneously with respect to performance shares for which different performance periods are prescribed by the Compensation Committee. Awards may be paid either in stock (including restricted or deferred stock, as explained below), cash, or a combination of stock and cash either as a lump sum payment or in annual installments. Any dividends payable on performance shares, other than cash dividends representing the periodic distribution of profits which shall be retained by the company, shall be paid to the participant upon the payment of the underlying performance shares, unless the grant award provides otherwise.

Restricted Stock

The Compensation Committee may award restricted stock to eligible individuals with such terms, conditions, restrictions or limitations as the Compensation Committee deems appropriate (including, in the discretion of the Compensation Committee, without payment of consideration by the participant). Additionally, restricted stock may be received by an individual as the result of the exercise of an option or as payment for a performance share under the 2000 Plan.

The Compensation Committee shall determine the duration of the restrictions on the restricted stock. However, with respect to awards issued before December 1, 2004, if the participant is immediately eligible to receive benefits under our retirement plans, the restrictions will lapse in the event of a participant’s death, disability, termination without cause or another significant event as determined by the Compensation Committee. Such restriction period may end upon the achievement of certain performance criteria, a date certain, or such other criteria as the Compensation Committee may determine.

Dividends payable on a participant’s shares of restricted stock shall be paid to the participant within thirty days after each dividend becomes payable, unless the Compensation Committee determines that the dividend should be reinvested in additional shares of restricted stock, or unless the Compensation Committee specifies otherwise. Unless the grant award provides otherwise, all other dividends payable on shares of restricted stock shall be paid to the participant upon the lapsing of the restrictions on the underlying stock.

Deferred Stock

The Compensation Committee may award deferred stock to eligible individuals with such terms, conditions, restrictions or limitations as the Compensation Committee deems appropriate (including, in the discretion of the Compensation Committee, without payment of consideration by the participant). Additionally, deferred stock may be credited to an individual as the result of the exercise of an option or as payment for a performance share under the 2000 Plan.

The Compensation Committee shall determine the duration of the deferral period for the deferred stock. Such deferral period may end upon the achievement of certain performance criteria, a date certain, or such other criteria as the Compensation Committee may determine. At the expiration of the deferral period, if the participant remains an eligible individual, the participant will be entitled to receive a certificate for the number of shares of stock equal to the number of shares of deferred stock credited on his or her behalf at the beginning of that deferral period.

Dividends payable on a participant’s shares of deferred stock representing the periodic distribution of profits declared and payable during the deferral period shall be paid to the participant within thirty days after each dividend becomes payable, unless the Compensation Committee determines that the dividend should be reinvested in additional shares of deferred stock, or unless the Compensation Committee specifies otherwise. Unless the grant award provides otherwise, all other dividends payable on shares of deferred stock shall be paid to the participant upon the lapsing of the deferral period on the underlying stock.

Other Stock-based Awards

The 2000 Plan also authorizes the Compensation Committee to award phantom stock to eligible individuals with such terms, conditions, restrictions or limitations as the Compensation Committee deems appropriate (including, in the discretion of the Compensation Committee, without payment of consideration by the participant). Additionally, phantom stock may be credited to an individual as the result of the exercise of an option or as payment for a performance share under the 2000 Plan. Subject to the terms of the 2000 Plan, the Compensation Committee may determine any and all terms and conditions of phantom stock awards.

Payment of phantom stock awards may be made in whole shares of stock (including restricted stock or deferred stock), cash or in any combination of these as the Compensation Committee determines in its sole discretion.

Any dividends payable on phantom stock, other than cash dividends representing the periodic distribution of profits which shall be retained by the Company, shall be paid to the participant upon the payment of the underlying phantom stock, unless the grant award provides otherwise.

In addition to phantom stock, the Compensation Committee may grant other awards under the 2000 Plan which are denominated in stock units, or pursuant to which shares of stock may be acquired. Such awards may include those valued using measures other than the market value of the stock, if the Compensation Committee deems that to be consistent with the purposes of the 2000 Plan.

Transferability

In general, awards granted under the 2000 Plan are non-transferable. Notwithstanding the foregoing, the Compensation Committee may permit an individual to transfer an award. Additionally, if an award is payable upon the death of an individual, such payment shall be made to the beneficiary that was designated by the individual in a writing filed with the Compensation Committee.

Change in Control Provisions

Awards may include any provisions that provide for certain changes in the terms of an award as a result of, or in anticipation of, any change in control involving us (as defined below). Such provisions may include, but are not limited to: (i) the acceleration of time periods for purposes of vesting, or realizing gain from, any outstanding award; (ii) the acceleration of time periods for performance measurement, restriction of restricted stock or deferral of deferred stock; and (iii) the purchase of any outstanding award from the holder for its equivalent value, as determined by the Compensation Committee. Additionally, the Compensation Committee may adjust or modify outstanding awards, including modifying or eliminating performance goals, to maintain and protect the rights and interests of participants.

A “change in control” is defined to mean the occurrence of any of the following events: (i) a person or group becomes the owner either of stock having 20% or more of the total number of votes that may be cast for the election of directors of the board, or of 20% or more of the fair market value of our issued and outstanding stock; (ii) stockholder approval of a consolidation or merger or sale of assets in which we are not the surviving corporation or pursuant to which our stock will be converted into cash, securities or other property, or a sale, lease, exchange or other transfer of all or substantially all of our assets; or (iii) as a result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are members of the board before the transaction shall cease to constitute a majority of the board of Citizens Communications Company (or any successor company).

These provisions in the 2000 Plan allowing the Compensation Committee to accelerate vesting upon a change in control could, in some circumstances, have the effect of an “anti-takeover” defense because, as a result of these provisions, a change in control involving us could become more difficult or costly.

Amendment, Termination and Expiration

The 2000 Plan will terminate on the earliest of (a) May 18, 2010, (b) the date when all shares of stock reserved for issuance under the 2000 Plan have been acquired through the exercise of options granted under the 2000 Plan or otherwise awarded, or (c) any earlier date as may be determined by the board of directors in its sole and absolute discretion. Either the board of directors or the Compensation Committee may amend or modify the 2000 Plan at any time. However, no amendment or modification would become effective unless approved by affirmative vote of our stockholders, if such approval is necessary or desirable for the continued validity of the 2000 Plan or its compliance with Rule 16b-3 or any successor rule under the Securities Exchange Act of 1934, Section 162(m) of the Internal Revenue Code, or any other rule or regulation. No amendment or termination of the 2000 Plan shall adversely and materially affect the rights of any participant who has received a previously granted award under the 2000 Plan without his or her consent, unless the amendment or termination is necessary or desirable for the continued validity of the 2000 Plan or its compliance with any applicable law, rule or regulation, or to avoid any adverse consequences under Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to awards under the 2000 Plan.

Stock Options

Under the Plan, the Compensation Committee may grant options that either qualify or do not qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code. An option holder will realize no taxable income and no deduction will be available to us upon the grant of either type of option. However, the tax consequences of the exercise of the option and subsequent disposition of the shares received upon exercise will depend upon which type of option is granted and when the disposition occurs.

Incentive Stock Options

No ordinary taxable income will be realized by an option holder upon the exercise of an incentive stock option if the holding period and employment requirements contained in the Internal Revenue Code are met. However, the spread between the exercise price and the fair market value on the date of exercise will be an item of tax preference that may give rise to alternative minimum tax liability at the time of exercise. In order to receive capital gains treatment, certain holding and employment requirements must be met. Under the holding requirements, the option holder must not dispose of the shares within two years of the date the option was granted nor within one year from the date of exercise; and the option holder generally must exercise the option while employed by us or our subsidiaries or within three months after the termination of such employment.

Upon the subsequent disposition of shares acquired through the exercise of an incentive stock option after satisfaction of the above holding period and employment requirements, any gain or loss realized upon such disposition will be taxed as a long-term capital gain or loss; and we will not be entitled to any income tax deduction in respect to the exercise of the option or the disposition of the shares received upon exercise. For purposes of determining the amount of such gain or loss, the option holder’s tax basis in the shares will be the option price.

If the holding period or employment requirements are not met, the option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the option holder will recognize ordinary income at the time of disposition of the shares, generally in an amount equal to the excess, if any, of the fair market value of the stock at exercise, over the option price. The balance of the gain realized, if any, will be taxed as a long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the option holder sells the shares prior to the satisfaction of the holding period requirements but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the option. We and our subsidiaries will be allowed a tax deduction to the extent the option holder recognizes ordinary income.

Nonqualified Stock Options

At the time of exercise of a nonqualified option, an option holder will realize income taxable at ordinary income tax rates, and we will be entitled to a tax deduction, in the amount by which the then fair market value of the shares purchased exceeds the option price of the shares. The option holder may be subject to the withholding requirements of the tax law.

Upon the subsequent disposition of shares received upon exercise of a nonqualified option, an option holder will also realize gain or loss in an amount equal to the difference between the sale price of the shares and the fair market value of the shares used for computing ordinary income or loss realized in connection with the exercise of the option. The gain or loss will be taxed as a long- or short-term capital gain or loss depending upon the length of time the shares have been held from the date as of which ordinary income or loss was recognized in connection with the exercise of the option.

Both Incentive and Nonqualified Stock Options

If an option holder tenders shares of our common stock in partial or full payment of the option price for shares to be acquired through the exercise of an option, the option holder generally will not recognize any taxable gain or loss on the tendered shares. However, if the shares tendered were previously acquired upon the exercise of an incentive stock option and such exercise occurs prior to satisfaction of the holding period requirement for the tendered shares, the tender of such shares will be an early disposition with the tax consequences described above for an early disposition of shares acquired upon exercise of an incentive stock option.

In the case of a tender of shares in partial or full payment of the option price, the option holder’s tax basis in the shares received upon exercise of the option is not uniform. The number of shares acquired equal to the number of shares tendered will take the tax basis of the tendered shares including the effect of the tax consequences of any early disposition. The additional shares acquired in excess of the number of shares tendered will have a tax basis generally equal to the fair market value of such shares at the time of the option exercise. In the case of an incentive stock option, the tax basis in the additional shares will be zero.

Cash payments by us to an option holder upon surrender of the right to exercise any stock option are taxable to the option holder at ordinary income tax rates and deductible by us at the time of payment. When such payments are made in shares of our common stock, the fair market value of the shares at the time of payment are taxable to the option holder at ordinary income tax rates and deductible to us. Upon the disposition of the shares received, taxable gain or loss also will be realized in an amount equal to the difference between the sales price of the shares and the fair market value of the shares on the date they were taxable to the option holder. The gain or loss will be taxed as a long- or short-term capital gain or loss depending upon the period of time the shares have been held by the option holder.

Other Stock-based Awards

An individual will not realize any taxable income upon the grant of an award of (i) restricted stock subject to substantial restrictions, such as a requirement of continued performance or the attainment of performance objectives; (ii) deferred stock subject to a deferral period; (iii) performance shares subject to the attainment of performance objectives; or (iv) phantom stock subject to a deferral or restrictions. However, the individual may elect to be taxed at the time of the grant in accordance with Section 83 of the Internal Revenue Code (this option generally is not available for deferred stock or phantom stock awards that are subject to a deferral or performance period). Unless the individual has made a Section 83(b) election with respect to an award, upon the lapse of any restrictions or deferrals, or the attainment of any performance objectives, which occur in accordance with the terms of such award, the individual will realize taxable income and we will be entitled to a corresponding deduction equal to the excess of the fair market value of the shares at that time over any amount paid for the shares. The individual may be subject to the withholding requirements of the tax law. We are also allowed a compensation deduction for dividends paid to participants on such awards while the restrictions remain in force, unless the participants have made a Section 83(b) election with respect to such awards.

Generally, upon the grant of stock-based awards which are not subject to restrictions on transfer or the achievement of goals, an individual will realize compensation taxable as ordinary income, and we will be entitled to a corresponding deduction, in an amount equal to the sum of any cash received by the individual plus the fair market value of any shares of common stock received by the individual.

The above federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Internal Revenue Code.

Recommendation And Vote Required

The board of directors believes that the proposed Plan Amendment is in the best interests of Citizens and its stockholders and recommends that stockholders vote their shares for the approval of the Plan Amendment. Approval of the Plan Amendment requires the affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the annual meeting and entitled to vote (abstentions being counted as “against” votes) at the annual meeting.

New Plan Benefits

Because awards to be granted in the future under the 2000 Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts to be received under the 2000 Plan by our directors, officers or employees, except that we have agreed, in the employment agreements with Mary Agnes Wilderotter and Jerry Elliott, to make at least the restricted share awards described under the caption “Employment Contracts and Severance Arrangements”. Our chief accounting officer also has an employment agreement with the Company that, during its term, entitles him to an annual grant of restricted shares with an aggregate value of between $200,000 and $300,000 as determined by the Compensation Committee.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2004 regarding compensation plans (including individual compensation arrangements) under which equity securities of Citizens Communications Company are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	13,546,581	$11.05	3,685,832
Equity compensation plans not approved by security holders	—	—	—
Total	13,546,581	$11.05	3,685,832

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We paid KPMG LLP, our independent registered public accounting firm, fees summarized in the following table for professional services they provided related to 2004 and 2003:

	2004	2003
Audit Fees	$4,506,820	$2,480,600
Audit-Related Fees	120,570	100,000
Tax Fees	0	0
All Other Fees	0	0
Total	$4,627,390	$2,580,600

Audit Fees

Audit fees comprise fees for professional services necessary to perform an audit of our annual consolidated financial statements on Form 10-K for 2004 and 2003, respectively. These amounts include fees for reviews of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, subsidiary and regulatory audit reports, and securities registrations and offerings. Audit fees in 2004 also include auditor certification under Section 404 of the Sarbanes-Oxley Act of 2002, which fees were not required to be incurred in 2003. These fees were approved by the Company’s audit committee.

Audit-Related Fees

Audit-related fees comprise fees for services that are related to the performance of the audit or the review of our financial statements. The 2004 fees were for audits of employee benefit plans, workpaper access and due diligence inquiries and were approved by the Company’s audit committee. The 2003 fees were for audits of employee benefit plans and were approved by the Company’s audit committee.

Tax-Related Fees

KPMG LLP did not bill the Company for any tax-related professional services in 2004 or 2003.

All Other Fees

There were no other fees billed by KPMG LLP during 2004 and 2003.

Ratification

Our appointment of KPMG LLP to be the Company’s independent registered public accounting firm for 2005 will be presented for ratification at the annual meeting. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selections for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the company and its stockholders.

Our board of directors recommends a vote “FOR” the ratification of our appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2005.

General

One or more representatives of KPMG LLP will be present at our annual meeting of stockholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OTHER MATTERS

Our management does not know of matters other than the foregoing that will be presented for consideration at the meeting.

HOUSEHOLDING

In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one Form 10-K to stockholders sharing the same last name and address. A copy of our 2004 Form 10-K, if not included in this package, has been sent to your address in another proxy package and should have already arrived. If you have not yet received a Form 10-K, would like another copy, and/or wish to receive financial reports for each stockholder in your household in the future, please contact our investor relations department by telephone at 1-402-572-4972, by mail at Three High Ridge Park, Stamford, CT 06905, or by email at Citizens@czn.com.

We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the Form 10-K to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be sent to our investor relations department at the address set forth above.

FUTURE STOCKHOLDER PROPOSALS

If a stockholder desires to present a proposal at the 2006 annual meeting, the proposal must be received by the Secretary at Citizens Communications Company, Three High Ridge Park, Stamford, CT 06905:

•	Not later than December 9, 2005, if the proposal is submitted for inclusion in our proxy materials for the 2005 meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•	If not submitted for inclusion in our proxy materials, our bylaws require it to be submitted on or after January 27, 2006, and on or before February 26, 2006. In such a case, the notice of the proposal must meet certain requirements set forth in our bylaws and we are not required to include the proposal in our proxy materials.

The entire cost of soliciting management proxies will be borne by us. Proxies will be solicited by mail and may be solicited personally by our directors, officers or regular employees, who will not be compensated for these services. For the 2005 annual meeting of stockholders, The Proxy Advisory Group of Strategic Stock Surveillance, LLC, has been retained to assist in soliciting proxies at a fee of $7,500, plus distribution costs and other expenses.

By Order of the Board of Directors

L. Russell Mitten
Secretary

Appendix A

CITIZENS COMMUNICATIONS COMPANY
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

SECTION 1

PURPOSE

The purpose of the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan (the “Plan”) is to provide compensation incentives for high levels of performance and productivity by individuals who provide services to the Company. The Plan is intended to strengthen the Company’s existing operations and its ability to attract and retain outstanding individuals upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent, as well as encourage such individuals to have a greater personal financial investment in the Company through ownership of its common stock.

SECTION 2

DEFINITIONS

When used herein, the following terms have the following meanings:

(a)  “AFFILIATE” means any company controlled by the Company, controlling the Company or under common control with the Company.

(b)  “AWARD” means an award granted to any Eligible Individual in accordance with the provisions of the Plan.

(c)  “AWARD AGREEMENT” means the written agreement or certificate evidencing the terms of the Award granted to an Eligible Individual under the Plan.

(d)  “BENEFICIARY” means the beneficiary or beneficiaries designated pursuant to Section 11 to receive the amount, if any, payable under the Plan upon the death of an Eligible Individual.

(e)  “BOARD” means the Board of Directors of the Company.

(f)  A “CHANGE IN CONTROL” shall mean the occurrence of any of the following events with respect to the Company:

(i)  (A) a third “person” (other than an employee benefit plan of the Company), including a “group”, as those terms are used in Section 13(d) of the Exchange Act, is or becomes the beneficial owner (as that term is used in said Section 13(d)) of stock having twenty percent (20%) or more of the total number of votes that may be cast for the election of members of the Board or twenty percent (20%) or more of the fair market value of the Company’s issued and outstanding stock, or (B) the receipt by the Company of any report, schedule, application or other document filed with a state or federal governmental agency or commission disclosing such ownership or proposed ownership.

(ii)  approval by the stockholders of the Company of any (1) consolidation or merger or sale of assets of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its common stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as they held immediately before, or (2) sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or businesses of the Company;

(iii)  as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who are members of the Board before the Transaction shall cease to constitute a majority of the Board or any successor to the Company.

(g)  “CITIZENS PENSION PLANS” means any of the Company’s non-contributory defined-benefit qualified retirement plans in effect and applicable on the date in question.

(h)  “CODE” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to Sections of the Code are to such Sections as they are currently designated and reference to such Sections shall include the provisions thereof as they may from time to time be amended or renumbered as well as any successor provisions and any applicable regulations.)

(i)  “COMPANY” means Citizens Communications Company and its successors and assigns.

(j)  “COMMITTEE” means the Compensation Committee of the Board of Directors of the Company.

(k)  “DEFERRED STOCK” means Stock credited to an Eligible Individual under the Plan subject to the requirements of Section 8 and such other terms and restrictions as the Committee deems appropriate or desirable.

(l)  “EFFECTIVE DATE” means May 18, 2000.

(m)  “ELIGIBLE INDIVIDUAL” means a director, officer, or employee of any Participating Company or an individual who performs services for the Company directly or indirectly as a director, consultant or otherwise whose judgment, initiative and efforts, in the judgment of the Committee, foster the continued efficiency, productivity, growth and development of any Participating Company. Where required by the context, “Eligible Individual” includes an individual who has been granted an Award but is no longer performing services for any Participating Company.

(n)  “FAIR MARKET VALUE” means, unless another reasonable method for determining fair market value is specified by the Committee, the average of the high and low sales prices of a share of the appropriate Series of Stock as reported by the New York Stock Exchange (or if such shares are listed on another national stock exchange or national quotation system, as reported or quoted by such exchange or system) on the date in question or, if no such sales were reported for such date, for the most recent date on which sales prices were quoted.

(o)  “FAMILY MEMBER” AND “FAMILY TRUST” shall have the same meanings as are employed from time to time by the SEC for the purpose of the exception to the rules promulgated by the SEC which limit transferability of stock options and stock awards for purposes of Section 16 of the Exchange Act and/or the use of Form S-8 under the Securities Act. For the purposes of the Plan, the phrases “Family Member” and “Family Trust” shall be further limited, if necessary, so that neither the transfer to a Family Member or Family Trust nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or a Participant by reason of Section 162(m) of the Code.

(p)  “OPTION” means an option to purchase Stock, including Restricted Stock or Deferred Stock, if the Committee so determines, subject to the applicable provisions of Section 5 and awarded in accordance with the terms of the Plan and which may be an incentive stock option qualified under Section 422 of the Code or a nonqualified stock option.

(q)  “PARTICIPATING COMPANY” means the Company or any subsidiary or other affiliate of the Company; provided, however, for incentive stock options only, “Participating Company” means the Company, any corporation or other entity which at the time such option is granted under the Plan qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” contained in Section 425(f) of the Code.

(r)  “PARTICIPANT” means an Eligible Individual who has been or is being granted an Award. When required by the context, the definition of Participant shall include an individual who has been granted an Award but is no longer an employee of any Participating Company.

(s)  “PERFORMANCE SHARE” means a performance share subject to the requirements of Section 6 and awarded in accordance with the terms of the Plan.

(t)  “PHANTOM STOCK” means a unit whose value is determined solely by reference to the value of one or more shares of Stock. Awards of Phantom Stock may be made pursuant to Section 9.

(u)  “PLAN” means the Citizens Communications Company 2000 Equity Incentive Plan, as the same may be amended, administered or interpreted from time to time.

(v)  “RESTRICTED STOCK” means Stock delivered under the Plan subject to the requirements of Section 7 and such other terms and restrictions as the Committee deems appropriate or desirable.

(w)  “SEC” means the Securities and Exchange Commission. “Exchange Act” means the Securities Exchange Act of 1934. “Rule 16b-3” shall mean such rule promulgated by the SEC under the Exchange Act and, unless the circumstances require otherwise, shall include any other rule or regulation adopted under Sections 16(a) or 16(b) of the Exchange Act relating to compliance with, or an exemption from, Section 16(b). “Securities Act” means the Securities Act of 1933. Reference to any section of the Securities Act, Exchange Act or any rule promulgated thereunder shall include any successor section or rule.

(x)  “STOCK” means the Common Stock of the Company and any successor Common Stock.

(y)  “TERMINATION WITHOUT CAUSE” means termination of employment with a Participating Company by the employer for any reason other than death, Total Disability or termination for deliberate, willful or gross misconduct, and also means voluntary termination of employment by employee.

(z)  “TOTAL DISABILITY” means the complete and permanent inability of an Eligible Individual to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Company deems appropriate or necessary.

SECTION 3

SHARES SUBJECT TO THE PLAN

(a)  Subject to adjustment as provided in Section 14 hereof, 13,517,241 shares of Stock (representing the 12,500,000 shares of Stock previously approved by the Company’s stockholders, as adjusted pursuant to Section 14 of the Plan) are hereby reserved for issuance pursuant to Awards under the Plan. Awards of Phantom Stock or share units that, by the terms of such Awards, are payable solely in cash shall not be subject to such limit; provided, however, that such Awards shall be subject to a separate limit such that the value of all such Awards granted under the Plan, measured as of the date of grant, shall be determined by reference to no more than 1,000,000 shares of Stock. Shares of Stock reserved for issuance under the Plan shall be made available either from authorized and unissued shares, shares held by the Company in its treasury or reacquired shares. The term “issued” shall include all deliveries to a Participant of shares of Stock pursuant to Awards under the Plan. The Committee may, in its discretion, decide to award other shares issued by the Company that are convertible into Stock or make such shares subject to purchase by an option, in which event the maximum number of shares of Stock into which such shares may be converted shall be used in applying the aggregate share limit under this Section 3 and all provisions of the Plan relating to Stock shall apply with full force and effect with respect to such convertible shares.

(b)  If, for any reason, any shares of Stock awarded or subject to purchase or issuance under the Plan are not delivered or are reacquired by the Company for reasons including, but not limited to, a forfeiture of Restricted Stock or Deferred Stock or termination, expiration or a cancellation of an Option or a Performance Share, such shares of Stock shall be deemed not to have been issued pursuant to Awards under the Plan, or to have been subject to the Plan; provided, however, that the counting of shares of Stock subject to Awards granted under the Plan against the number of shares available for further Awards shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act.

(c)  With respect to any Award constituting an Option granted to any Eligible Individual who is a “covered employee” as defined in Section 162(m) of the Code that is canceled, the number of shares of Stock originally subject to such Award shall continue to count in accordance with Section 162(m) of the Code.

(d)  Unless the Committee otherwise determines, shares of Stock received by the Company in connection with the exercise of Options by delivery of shares or in connection with the payment of withholding taxes shall reduce the number of shares deemed to have been issued pursuant to Awards under the Plan for the limit set forth in Section 3(a) hereof.

SECTION 4

GRANT OF AWARDS AND AWARD AGREEMENTS

(a)  Subject to and in furtherance of the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Eligible Individuals or groups of Eligible Individuals to whom Awards are to be granted; (ii) grant Awards to Eligible Individual; (iii) determine the form or forms of Award to be granted to any Eligible Individual; (iv) determine the amount or number of shares of Stock, including Restricted Stock or Deferred Stock if the Committee so determines, subject to each Award; (v) determine the terms and conditions (which need not be identical) of each Award; (vi) determine the rights of each Participant after employment has terminated and the periods during which such rights may be exercised; (vii) establish and modify performance objectives; (viii) determine whether and to what extent Eligible Individuals shall be allowed or required to defer receipt of any Awards or other amounts payable under the Plan to the occurrence of a specified date or event; (ix) determine the price at which shares of Stock may be offered under each Award which price may, except in the case of Options, be zero; (x) permit cashless exercise of Options and other Awards of a sale, loan or other nature covering exercise prices and/or income taxes; (xi) interpret, construe and administer the Plan and any related Award Agreement and define the terms employed therein; and (xii) make all of the determinations necessary or advisable with respect to the Plan or any Award granted thereunder. Awards granted to different Eligible Individuals or Participants need not be identical and, in addition, may be modified in different respects by the Committee.

(b)  Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify.

(c)  The Committee may, prospectively or retroactively, modify or amend the terms of any Award granted under the Plan or waive any restrictions or conditions applicable to any Award or the exercise or realization thereof (except that the Committee may not undertake any such modifications, amendments or waivers if the effect thereof, taken as a whole, adversely and materially affects the rights of any recipient of previously granted Awards without his or her consent, unless such modification, amendment or waiver is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any other applicable law, rule or regulation or pronouncement or to avoid any adverse consequences under Section 162(m) of the Code or any requirement of a securities exchange or association or regulatory or self-regulatory body). Notwithstanding the foregoing, no such amendment, modification or waiver may alter the terms of any Option to reduce the Option price per share. Further, the Committee may not, without the approval of shareholders, cancel any outstanding Option and replace it with a new Option with a lower Option price where the economic effect would be the same as reducing the Option price of the cancelled Option.

(d)  In any calendar year, no Eligible Individual may receive Awards covering more than 2,000,000 shares of the Company’s Stock if the Award is denominated in or valued by reference to a number of shares. Such number of shares shall be adjusted in accordance with Section 14 hereof. In addition, with respect to Phantom Stock and/or Performance Shares that are denominated in dollars and payable in cash, no Eligible Individual may receive Awards in excess of $750,000 in any calendar year.

SECTION 5

STOCK OPTIONS

(a)  With respect to the Options and SARs, the Committee shall (i) authorize the granting of incentive stock options, nonqualified stock options, SARs or a combination of incentive stock options, nonqualified stock options and SARs; (ii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a SAR; (iii) determine whether such Stock shall be Restricted Stock or, with respect to nonqualified stock options, Deferred Stock; (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; and (v) determine whether or not all or part of each Option may be canceled by the exercise of a SAR; provided, however, that the aggregate Fair Market Value (determined as of the date of Option is granted) of the Stock (disregarding any restrictions in the case of Restricted Stock) for which incentive stock options granted to any Eligible Individual under this Plan may first become exercisable in any calendar year shall not exceed $100,000, and provided, further, that, effective June 30, 2003, no non-employee director shall be permitted to receive his annual retainer fees in the form of Options.

(b)  The exercise period for a nonqualified stock option shall be 10 years from the date of grant or such shorter period as may be specified by the Committee at the time of grant. The exercise period for an incentive stock option, including any extension which the Committee may from time to time decide to grant, shall not exceed 10 years from the date of grant; provided, however, that, in the case of an incentive stock option granted to an Eligible Individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”), such period, including extensions, shall not exceed five years from the date of grant.

(c)  The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value, or, in the case of an incentive stock option granted to a 10% Stockholder, 110% of the Fair Market Value, disregarding any restrictions in the case of Restricted Stock or Deferred Stock, on the date the Option is granted, as determined by the Committee; provided, however, that such price shall be at least equal to the par value of one share of Stock; provided further, however, that in the discretion of the Committee in the case of a nonstatutory stock option, the Option price per share may be less than the Fair Market Value in the case of an Option granted in order to induce an individual to become an employee of a Participating Company or in the case of an Option granted to a new or prospective employee in order to replace stock options or other long- term incentives under a program maintained by a prior employer which are forfeited or cease to be available to the new employee by reason of his termination of employment with his prior employer.

(d)  No part of any Option may be exercised (i) until the Participant who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date on which the Option is granted as the Committee may specify and (iii) until achievement of such performance of other criteria, if any, by the Participant, as the Committee may specify. An Option shall commence to be exercisable no earlier than six months following the date the Option is granted. The Committee may further require that an Option become exercisable in installments.

(e)  Except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including, Stock, or with respect to nonqualified options, Restricted Stock or Deferred Stock, already owned by the optionee (subject to any minimum holding period specified by the Committee), having a total Fair Market Value, as determined by the Committee, equal to the purchase price, or a combination of cash and such other consideration having a total Fair Market Value, as so determined, equal to the purchase price; provided, however, that if payment of the exercise price is made in whole or in part in the form of Restricted Stock or Deferred Stock, the Stock received upon the exercise of the Option shall be Restricted Stock or Deferred Stock, as the case may be, at least with respect to the same number of shares and subject to the same restrictions or other limitations as the Restricted Stock or Deferred

Stock paid on the exercise of the Option. The Committee may provide that a Participant who delivers shares of Stock to the Company, or sells shares of Stock and applies all of the proceeds, (a) to pay, or reimburse the payment of the exercise price of shares of Stock acquired under an employee stock option or to purchase shares of Stock under an employee award or grant, an employee purchase plan or program or any other stock-based employee benefit or incentive plan, (whether or not such award or grant is under this Plan) and/or (b) to pay federal or state income taxes resulting from the exercise of such options or the purchase of shares of Stock pursuant to any such grant, award, plan or program, shall receive a replacement Option under this Plan to purchase a number of shares of Stock equal to the number of shares of Stock delivered to the Company, or sold, the proceeds of the sale of which are applied as aforesaid in this sentence. The replacement Option shall have an exercise price equal to Fair Market Value on the date of such payment and shall include such other terms and conditions as the Committee may specify.

(f)  (i)  Upon the Termination Without Cause of a Participant holding Options, his or her Options may be exercised to the extent exercisable on the date of Termination Without Cause, at any time and from time to time within 90 days of the date of such termination. The Committee, however, in its discretion, may provide that any Option of such a Participant which is not exercisable by its terms on the date of Termination Without Cause will become exercisable in accordance with a schedule (which may extend the time limit referred to above, but not later than the final expiration date specified in the Option Award Agreement) to be determined by the Committee at any time during the period that any other Options held by the Participant are exercisable.

(ii)  Upon the death, retirement, or Total Disability (during a Participant’s employment or within three months after the termination of employment for any reason other than termination for cause) of a Participant holding an Option or SAR, his or her Options and SARs may be exercised only to the extent exercisable at the time of death, retirement or Total Disability (or such earlier termination of employment), at any time and from time to time 90 days after such death, retirement or Total Disability. Notwithstanding the foregoing, for all Options or SARs that were awarded prior to December 1, 2004, such Options and SARs may be exercised only to the extent exercisable at the time of death, or Total Disability (or such earlier termination of employment) from time to time (A) in the event of death or Total Disability, within the 12 months following death or Total Disability or (B) in the event of such termination of employment followed by death or Total Disability within the 3 months after such termination, within the 12 months following such termination. The Committee, however, in its discretion, may provide that any Options outstanding but not exercisable at the date of the first to occur of death, retirement or Total Disability will become exercisable in accordance with a schedule (which may extend the limits referred to above, but not to a date later than the final expiration date specified in such Option Award Agreement) to be determined by the Committee at any time during the period while any other Option held by the Participant is exercisable.

(iii)  Upon death, Total Disability, retirement, or Termination Without Cause of a Participant holding an Option(s) who is immediately eligible to receive benefits under the terms of the Citizens Pension Plans, his or her Options or SARs that were awarded prior to December 1, 2004, may be exercised in full as to all shares covered by Option Award Agreements (whether or not then exercisable) at any time, or from time to time, but no later than the expiration date specified in such Option Award Agreement as specified in Section 5(b) above or, in the case of incentive Options, within one year following such death, Total Disability or Termination Without Cause. This subsection (iii) does not apply to any Option or SAR that was awarded on or after December 1, 2004.

(iv)  If the employment of a Participant holding an Option is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights of such Participant and any Family Member or Family Trust or other transferee to which such Participant has transferred his or her Option shall expire upon receipt by the Participant of the notice of such termination.

(v)  In the event of the death of a Participant, his or her Options may be exercised by the person or persons to whom the Participant’s rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators or Beneficiary. The death of a Participant after Total Disability or Termination Without Cause will not adversely effect the rights of a Participant or anyone entitled to the benefits of such Option.

(g)  Except as otherwise determined by the Committee, no Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution, unless the Committee determines that an Option may be transferred by a Participant to a Family Member or Family Trust or other transferee. Such transfer shall be evidenced by a writing from a grantee to the Committee or Committee’s designee on a form established by the Committee. Absent an authorized transfer during the lifetime of the Participant, an Option shall be exercisable only by him or her by his or her guardian or legal representative.

(h)  With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code.

(i)  If authorized by the Committee in its sole discretion, the Company may accept the surrender of the right to exercise any Option granted under the Plan as to all or any of the shares of Stock as to which the Option is then exercisable, in exchange for payment to the optionee (in cash or shares of Stock valued at the then Fair Market Value) of an amount not to exceed the difference between the option price and the then Fair Market Value of the shares as to which such right to exercise is surrendered.

SECTION 6

PERFORMANCE SHARES

(a)  The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Performance Shares. Performance objectives may vary from Participant to Participant and between groups of Participants and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate. The performance objectives determined by the Committee for each performance share award shall be based on: stock price; market share; sales; earnings per share; operating cash flow; free cash flow; net income or loss; net income or loss adjusted to exclude specified items such as gain or losses from extraordinary or non-recurring items and non-cash expense and income, and before specified expense items such as interest, depreciation, amortization and income taxes; EBITDA; revenues; return on equity or assets; cost control; or a combination of any of the foregoing. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares for which different performance periods are prescribed.

(b)  At the beginning of a Performance Period, the Committee shall determine for each Eligible Individual or group of Eligible Individuals with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Individual as an Award if the relevant measure of Company performance for the Performance Period is met.

(c)  If during the course of a Performance Period there shall occur significant events as determined by the Committee, including, but not limited to, a reorganization of the Company, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

(d)  If a Participant terminates service with all Participating Companies during a Performance Period because of death, Total Disability, or a significant event, as determined by the Committee, that Participant shall be entitled to payment in settlement of each Performance Share for which the Performance Period was prescribed (i) based upon the performance objectives satisfied at the end of such period and (ii) prorated for the portion of the Performance Period during which the Participant was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Share in such amount and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Participant. If a Participant terminates service with all Participating Companies during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

(e)  Each Performance Share may be paid in whole shares of Stock, including Restricted Stock or Deferred Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, at the time of grant of the Performance Share or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. Any dividends or distributions payable on Performance Shares (or the equivalent as specified in the grant), other than cash dividends representing the periodic distribution of profits which shall be retained by the Company, shall be paid over to the Participant when and if payment is made of the underlying Performance Shares, unless the grant provides otherwise. Except as otherwise provided in this Section 6, no Performance Shares awarded to Participants shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Performance Period unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee.

SECTION 7

RESTRICTED STOCK

(a)  Restricted Stock may be received by a Participant either as an Award or as the result of an exercise of an Option or as payment for a Performance Share. Restricted Stock shall be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

(b)  Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period unless the Committee determines that an Award may be transferred by a Participant to a Family Member or Family Trust or other transferee; provided, however, that for Awards of Restricted Shares that were made prior to December 1, 2004, the Restriction Period for any Participant shall expire and all restrictions on shares of Restricted Stock shall lapse upon the Participant’s (i) death, (ii) Total Disability or (iii) Termination Without Cause where the Participant is immediately eligible to receive benefits under the terms of Citizens Pension Plans, or with the consent of the Company, or upon some significant event, as determined by the Committee, including, but not limited to, a reorganization of the Company.

(c)  Except for those circumstances specifically identified in the preceding subsection (b) that apply to Awards of Restricted Shares that were made prior to December 1, 2004, if a Participant’s employment with all Participating Companies terminates for any reason or in the event of the Participant’s death, in each case, before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines within 90 days after such termination, be forfeited by the Participant and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option.

(d)  The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Restricted Stock delivered under the Plan may be held in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require as a condition of any receipt of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

(e)  Nothing in this Section 7 shall preclude a Participant from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

(f)  Unless the Award Agreement provides otherwise, amounts equal to any cash dividends representing the periodic distributions of profits declared and payable during the Restriction Period with respect to the number of shares of Restricted Stock credited to a Participant shall be paid to the Participant within 30 days after each dividend becomes payable, unless, at the time of the Award, the Committee determines that the dividends should be reinvested in additional shares of Restricted Stock, in which case additional shares of

Restricted Stock shall be credited to the Participant based on the Stock’s Fair Market Value at the time of each such dividend, or unless the Committee specifies otherwise. All dividends or distributions payable on shares (other than cash dividends representing periodic distributions of profits) of Restricted Stock (or the equivalent as specified in the grant) shall be paid over to the Participant when and if as restrictions lapse on the underlying shares of Restricted Stock, unless the grant provides otherwise.

SECTION 8

DEFERRED STOCK

(a)  Deferred Stock may be credited to an Eligible Individual either as an Award or as the result of an exercise of an Option or as payment for a Performance Share. Deferred Stock shall be subject to a deferral period which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or criteria as the Committee shall determine (the “Deferral Period”). The Committee may provide for the expiration of the Deferral Period in installments where deemed appropriate.

(b)  Except as otherwise provided in this Section 8, no Deferred Stock credited to Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Deferral Period unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee; provided, however, the Deferral Period for any Participant shall expire upon the Participant’s (i) death, (ii) Total Disability or (iii) Termination Without Cause where the Participant is immediately eligible to receive benefits under the terms of Citizens Pension Plans, or an earlier age with the consent of the Company, or upon some significant event, as determined by the Committee, including, but not limited to, a reorganization of the Company.

(c)  At the expiration of the Deferral Period, the Participant shall be entitled to receive a certificate pursuant to Section 10 for the number of shares of Stock equal to the number of shares of Deferred Stock credited on his or her behalf. Unless the Award Agreement provides otherwise, amounts equal to any cash dividends representing the periodic distributions of profits declared and payable during the Deferral Period with respect to the number of shares of Deferred Stock credited to a Participant shall be paid to such Participant within 30 days after each dividend becomes payable unless, at the time of the Award, the Committee determined that such dividends should be reinvested in additional shares of Deferred Stock, in which case additional shares of Deferred Stock shall be credited to the Participant based on the Stock’s Fair Market Value at the time of each such dividend, or unless the Committee specifies otherwise. All dividends or distributions payable on shares (other than cash dividends representing periodic distributions of profits) of Deferred Stock (or the equivalent as specified in the grant) shall be paid over to the Participant when the Deferral Period ends, unless the grant provides otherwise.

(d)  If a Participant terminates employment with all Participating Companies for any reason other than under the circumstances referred to in clause (b) before the expiration of the Deferral Period, all shares of Deferred Stock shall, unless the Committee otherwise determines within 90 days after such termination, be forfeited by the Participant, and, in the case of Deferred Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option.

SECTION 9

OTHER STOCK-BASED AWARDS

Phantom Stock may be credited to an Eligible Individual either as an Award or as the result of an exercise of an Option or as payment for a Performance Share. Each share of Phantom Stock may be paid in whole shares of Stock, including Restricted Stock or Deferred Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, at the time of grant of the Phantom Stock or otherwise, commencing as soon as practicable after the payment date designated by the Committee. Any dividends or distributions payable on Phantom Stock (or the equivalent as specified in the grant), other than cash dividends representing the periodic distribution of profits which shall be retained by the Company, shall be paid over to the Participant when and if payment is made of the underlying Phantom Stock, unless the grant provides otherwise.

Except as otherwise provided in this Section 9, no Phantom Stock awarded to Participants shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee.

The Committee may grant other Awards under the Plan which are denominated in stock units or pursuant to which shares of Stock may be acquired, including Awards valued using measures other than market value or Fair Market Value, if deemed by the Committee in its discretion to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the form of such Awards, the number of shares of Stock to be granted or covered pursuant to such Awards and all other terms and conditions of such Awards.

SECTION 10

CERTIFICATES FOR AWARDS OF STOCK

(a)  Subject to Section 7(d), each Participant entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares or have their shares registered for their account in book entry form by the Company’s transfer agent. In the instance of a certificate, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

(b)  The Company shall not be required to issue or deliver any shares or certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed or quoted, and (ii) the completion of any registration, qualification, approval or authorization of such shares under any federal or state law, or any ruling or regulation or approval or authorization of such shares under any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

(c)  All shares and certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Stock is then listed and any applicable federal or state securities or regulatory laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 10(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

(d)  Except for the restrictions on Restricted Stock under Section 7, each Participant who receives an award of Stock shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Participant awarded an Option, a Performance Share or Deferred Stock shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of certificate or certificates for such shares.

No Participant awarded Phantom Stock or other share units shall have any right as a stockholder with respect to any shares whose value is used to determine the value of such Phantom Stock or share units; provided, however, that this sentence shall not preclude any Award of Phantom Stock or share units from providing dividend equivalent rights or payouts to the Participant in the form of shares of the Company’s Stock (and the Participant shall have full stockholder rights with respect to any such paid out shares).

SECTION 11

BENEFICIARY

(a)  Each Eligible Individual shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. An Eligible Individual may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Eligible Individual’s death, and in no event shall it be effective as of a date prior to such receipt.

(b)  If no such Beneficiary designation is in effect at the time of an Employee’s death, or if no designated Beneficiary survives the Eligible Individual or if such designation conflicts with law, the Eligible Individual’s estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the right thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

SECTION 12

ADMINISTRATION OF THE PLAN

(a)  The Plan shall be administered by the Committee, as appointed by the Board and serving at the Board’s pleasure. Each member of the Committee shall be both a member of the Board and shall satisfy the “non-employee director” or similar successor requirements, if any, of Rule 16b-3 under the Exchange Act and the “outside director” or similar successor requirements, if any, of Section 162(m) of the Code and the regulations promulgated thereunder.

(b)  All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole and absolute discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(c)  The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof and any related Award Agreement and define the terms employed in the Plan or any agreement, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

(d)  The Committee shall have full power, discretion and authority to prescribe and rescind rules, regulations and policies for the administration of the Plan.

(e)  The Committee’s decisions and determinations under the Plan and with respect to any Award granted thereunder need not be uniform and may be made selectively among Awards, Participants or Eligible Individuals, whether or not such Awards are similar or such Participants or Eligible Individuals are similarly situated.

(f)  The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

(g)  The Committee may employ such legal counsel, including without limitation independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the

Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

(h)  No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights to indemnification or insurance the members or former member may have as directors or under the by- laws of the Company or otherwise.

(i)  The Committee’s determination that an Option, Performance Share, Restricted Stock, Deferred Stock or other Stock-based Awards may be transferred by a Participant to a Family Member or Family Trust or other transferee may be set forth in: determinations pursuant to Section 12(c), rules and regulations of general application adopted pursuant to Section 12(d), in the written Award Agreement, or by a writing delivered to the Participant made any time after the relevant Award or Awards have been granted, on a case-by-case basis, or otherwise. In any event, the transferee or Family Member or Family Trust shall agree in writing to be bound by all the provisions of the Plan and the Award Agreement, and in no event shall any such transferee have greater rights under such Award than the Participant effecting such transfer.

(j)  With respect to credits, shares, cash or other property credited to a Participant by reason of dividends or distributions, if the Committee shall so determine, all such credits, shares, cash or other property to a Participant shall be paid to the Participant periodically at the end of the applicable period, whether or not the performance, employment or other standards (or lapse of time) upon which such Award is conditioned have been satisfied. In addition, the Committee may determine to include in Award Agreements granting Options a provision to the effect that (a) an amount equal to any dividends (payable in cash or other property) paid after the grant of the Option and before to the exercise of such Option with respect to the number of shares of Stock subject to such Option shall be credited to a Participant and, if the Award Agreement so provides, thereafter paid to such Participant within 30 days after each dividend becomes payable or, (b) if the Committee so determines, such Award shall be reinvested in additional shares of Stock, in which case such additional shares of Stock shall be credited to the Participant based on the Stock’s Fair Market Value at the time of payment of each such dividend. In the latter event, if the Committee so determines, such additional shares of Stock shall be delivered to the Participant (whether or not such Option is exercised) at the time that such Option ceases to be exercisable in accordance with its terms or otherwise.

SECTION 13

AMENDMENT OR DISCONTINUANCE

The Board may, at any time, amend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments shall be reported to the Board. No amendments shall become effective unless approved by affirmative vote of the Company’s stockholders if such approval is necessary or desirable for the continued validity of the Plan or if the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 or any successor rule under the Exchange Act or Section 162(m) of the Code or any other rule or regulation. No amendment or termination shall, when taken as a whole, adversely and materially affect the rights of any Participant who has received a previously granted Award without his or her consent unless the amendment or termination is necessary or desirable for the continued validity of the Plan or its compliance with Rule 16b-3 or any other applicable law, rule or regulation or pronouncement or to avoid any adverse consequences under Section 162(m) of the Code or any requirement of a securities exchange or association or regulatory or self-regulatory body).

SECTION 14

ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK

In the event of a change in corporate capitalization, stock split or stock dividend, the number of shares purchasable upon exercise of an Option shall be increased to the new number of shares which result from the shares covered by the Option immediately before the change, split or dividend. The purchase price per share shall be reduced proportionately and the total purchase price will remain the same.

In the event of any other change in corporate capitalization, or a corporate transaction, such as any merger of a corporation into another corporation, any consolidation of two or more corporations into another corporation, any separation of a corporation (including a spinoff or other distribution of stock or property by a corporation), any reorganization of a corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by a corporation or other similar event which could distort the implementation of the Plan or the realization of its objectives, the Committee shall make an appropriate adjustment in the number of shares of Stock (i) which are covered by the Plan, (ii) which may be granted to any one Eligible Individual and which are subject to any Award, and the purchase price therefor, and in terms, conditions or restrictions on securities as the Committee deems equitable, with the objective that the securities covered under the Plan or an Award shall be those securities which a Participant would have received if he or she had exercised his or her Option prior to the event or been entitled to his or her Restricted or Deferred Stock or Performance Shares.

All such events occurring between the effective date of the Option and its exercise shall result in an adjustment to the Option terms.

SECTION 15

CHANGE IN CONTROL

Awards may include, or may incorporate from any relevant guidelines adopted by the Committee, terms which provide that any or all of the following actions or consequences, with any modifications adopted by the Committee, may occur as a result of, or in anticipation of, any Change in Control to assure fair and equitable treatment of Participants:

(a)  Any Options outstanding at least six months as of the date of Change in Control shall, if held by a current employee of the Company, become immediately exercisable in full. In addition, all Participants may, regardless of whether still an employee of the Company, elect to cancel all or any portion of any Option or Award no later than 90 days after the Change in Control, in which event the Company shall pay to such electing Participant, an amount in cash equal to the excess, if any, of the Current Market Value (as defined below) of the shares of Stock, including Performance Shares, Restricted Stock or Deferred Stock, subject to the Option or of the portion thereof so canceled over the option price for such shares; provided, however, that no Participant shall have the right to elect cancellation unless and until at least 6 months have elapsed after the date of grant of the Option.

(b)  Any Performance Periods shall end and the Company shall pay each Participant an amount in cash equal to the value of such Participant’s performance shares, if any, based upon the Stock’s Current Market Value in full settlement of such performance shares.

(c)  Any Restriction Periods shall end and the Company shall pay each Participant an amount in cash equal to the Current Market Value of the Restricted Stock held by, or on behalf of, each Participant in exchange for such Restricted Stock.

(d)  Any Deferral Period shall end and the Company shall pay to each Participant an amount in cash equal to the Current Market Value of the number of shares of Stock equal to the number of shares of Deferred Stock credited to such Participant in full settlement of any Deferred Stock Award.

(e)  The Company shall pay to each Participant all amounts due, if any, deferred by or payable under Awards granted to such Participant under the Plan which are not Performance Shares, Restricted Stock or Deferred Stock, in accordance with the terms provided by the Committee at the time of deferral or grant.

(f)  For purpose of this Section 15, “Current Market Value” means the highest Fair Market Value during the period commencing 30 days prior to the Change in Control and ending 30 days after the Change in Control (the “reference period”); provided that, if the Change in Control occurs as a result of a tender offer or exchange offer, or a merger, purchase of assets or stock, or another transaction approved by shareholders of the Company, Current Market Value means the higher of (i) the highest Fair Market Value during the reference period, or (ii) the highest price paid per share of Stock pursuant to such tender offer, exchange offer or transaction.

SECTION 16

MISCELLANEOUS

(a)  Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

(b)  No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise.

(c)  No Eligible Individual or Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments of Awards provided for under the Plan shall be paid by the Company either by issuing shares of Stock or by delivering cash from the general funds of the Company or other property of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Participant or his or her dependents, beneficiaries or estate from any trust or special or separate fund established in connection with this Plan. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Participant shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments.

(d)  Absence on leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

(e)  If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

(f)  The right of any Participant or other person to any Award payable under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 11 with respect to the designation of a Beneficiary or as may otherwise be required by law or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder or unless the Committee determines that an Award may be transferred to a Family Member or Family Trust or other transferee. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Participant or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Participant or his or her Beneficiary or transferee, Family Trust or Family Member, then the Committee may terminate such person’s interest in any such payment and direct that the same be held and applied to or for the benefit of the Participant, his or her Beneficiary, taking into account the expressed wishes of the Participant (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

(g)  Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available for review to all Eligible Individuals at all reasonable times at the Company’s administrative offices.

(h)  The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Participant or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes. The Committee may in its discretion permit the payment of such withholding taxes by authorizing the Company to withhold shares of Stock to be issued, or the Participant to deliver to the Company shares of Stock owned by the Participant or Beneficiary, in either case having a Fair Market Value equal to the amount of such taxes, or otherwise permit a cashless exercise.

(i)  All elections, designations, requests, notices, instructions and other communications from an Eligible Individual, Participant, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or transmitted by facsimile copy or delivered to such location as shall be specified by the Committee.

(j)  The terms of the Plan shall be binding upon the Company and its successors and assigns.

(k)  Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

(l)  The Plan and the grant, exercise and carrying out of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to all required or otherwise appropriate approvals and authorizations by any governmental or regulatory agency or commission. The Company shall have no obligation of any nature hereunder to any Eligible Individual, Participant or any other person in the absence of all necessary or desirable approvals or authorizations and shall have no obligation to seek or obtain the same.

(m)  Whenever possible, each provision of this Plan and any Award Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any such provision is held to be ineffective, invalid, illegal or unenforceable in any respect under the applicable laws or regulations of the United States or any state, such ineffectiveness, invalidity, illegality or unenforceability will not affect any other provision but this Plan and any such agreement will be reformed, construed and enforced so as to carry out the intent hereof or thereof and as if any invalid or illegal provision had never been contained herein.

(n)  The Committee, in its discretion, may defer the payment of an Award, if such payment would cause the annual remuneration of a Participant, who is a covered employee under Section 162(m) of the Code, to exceed $1,000,000.

(o)  The Plan shall be construed and governed under the laws of the State of Delaware.

SECTION 17

EFFECTIVE DATE AND STOCKHOLDER APPROVAL

The Effective Date of the Plan shall be May 18, 2000, subject to approval by the holders of a majority of the Company’s common stock at the 2001 Annual Meeting. Any Awards granted prior to the 2001 Annual Meeting will be subject to the receipt of such approval. No Awards will be granted under the Plan after the expiration of ten years from the Effective Date.

Citizens Communications Company
Three High Ridge Park
Stamford, CT 06905

2005 Annual Meeting of Stockholders
10:00 a.m., Eastern Time, May 26, 2005
Three High Ridge Park
Stamford, CT 06905

ADVANCE REGISTRATION

Attendance at the annual meeting is limited to Citizens’ stockholders, or their authorized representatives, and our guests. If you plan to attend or send a representative to the annual meeting, please notify us by marking the Advance Registration box on your proxy.

You may view this proxy statement and our Annual Report at the following Internet web site: www.onlineproxy.com/citizens/index.asp. An advance registration form may be submitted (for registered stockholders only) by selecting the proxy statement, the advance registration form and then clicking on the submit button once you have completed the form.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CITIZENS COMMUNICATIONS COMPANY
3 HIGH RIDGE PARK
STAMFORD, CT 06905

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Citizens Communications Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
CTZEN1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CITIZENS COMMUNICATIONS COMPANY

Proposal 1 — To elect Directors
Nominees:
01) Jerry Elliott	07) Robert A. Stanger
02) Lawton Wehle Fitt	08) Edwin Tornberg	For	Withhold	For All	To withhold authority to vote for individual(s), mark “For All Except” and write the nominee's number on the line below.
03) Stanley Harfenist	09) David H. Ward	All	All	Except
04) William M. Kraus	10) Myron A. Wick, III
05) Scott N. Schneider	11) Mary Agnes Wilderotter
06) Larraine D. Segil		¡	¡	¡

Proposal 2						For	Against	Abstain

To consider and vote upon an amendment to the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan to remove the 2,500,000 share sub-limit for stock-based awards other than stock options, without increasing the total number of shares available for issuance under the 2000 Plan.

						¡	¡	¡

Proposal 3
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2005.						¡	¡	¡

Proposal 4
To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.						¡	¡	¡

This proxy, when properly executed, will be voted in the manner directed by the signatory stockholder. If no direction is given, it will be voted in FAVOR of the election of all directors and the adoption of Proposal 2 and Proposal 3.

For address changes and/or comments, please check this
box and write them on the back where indicated.		¡
	Yes	No

Please indicate if you plan to attend this meeting.	¡	¡

Note: Please sign exactly as name appears hereon. Joint
owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. See reverse for additional proxy information.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Information about Delivery of Shareholder Materials

“Householding”

In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one Form 10-K to accounts sharing the same last name and address.  A copy of Citizens’ 2004 Form 10-K, if not included in this package, has been sent to your address in another proxy package and should have already arrived.  If you have not yet received a Form 10-K, would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact Citizens’ investor relations department by phone at 1-402-572-4972; by mail at 3 High Ridge Park, Stamford, CT, 06905; or by email at Citizens@czn.com.

Vote Your Proxy Online

You can use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material

After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Citizens electronically.  Before exiting www.proxyvote.com, click the button for “Electronic Delivery” and enter your email address.  Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online and how to vote your shares.

401(K) SAVINGS PLAN
Proxy Solicited on Behalf of Board of Directors

The undersigned hereby authorizes and directs T. Rowe Price Retirement Plan Services, as the Trustee under the Citizens 401(k) Savings Plan, to vote all shares of stock allocable to the undersigned under the provisions of the Plan and appoints Stanley Harfenist, William M. Kraus, and Edwin Tornberg, or any of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Citizens Communications Company (the “Company”) to be held on Thursday, May 26, 2005, at 10:00 a.m., Eastern Time, at our offices at 3 High Ridge Park, Stamford, CT 06905, and at any adjournments thereof. Said Trustee is authorized and directed to execute and deliver a written proxy appointing such individuals to act as proxies as directed.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CITIZENS COMMUNICATIONS COMPANY
3 HIGH RIDGE PARK
STAMFORD, CT 06905

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Citizens Communications Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
CTZEN3 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CITIZENS COMMUNICATIONS COMPANY

Proposal 1 — To elect Directors
Nominees:
01) Jerry Elliott	07) Robert A. Stanger
02) Lawton Wehle Fitt	08) Edwin Tornberg	For	Withhold	For All	To withhold authority to vote for individual(s), mark “For All Except” and write the nominee's number on the line below.
03) Stanley Harfenist	09) David H. Ward	All	All	Except
04) William M. Kraus	10) Myron A. Wick, III
05) Scott N. Schneider	11) Mary Agnes Wilderotter
06) Larraine D. Segil		¡	¡	¡

Proposal 2						For	Against	Abstain

To consider and vote upon an amendment to the Citizens Communications Company Amended and Restated 2000 Equity Incentive Plan to remove the 2,500,000 share sub-limit for stock-based awards other than stock options, without increasing the total number of shares available for issuance under the 2000 Plan.

						¡	¡	¡

Proposal 3
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2005.						¡	¡	¡

Proposal 4
To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.						¡	¡	¡

This proxy, when properly executed, will be voted in the manner directed by the signatory stockholder. If no direction is given, it will be voted in FAVOR of the election of all directors and the adoption of Proposal 2 and Proposal 3.

For address changes and/or comments, please check this
box and write them on the back where indicated.		¡
	Yes	No

Please indicate if you plan to attend this meeting.	¡	¡

Note: Please sign exactly as name appears hereon. Joint
owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. See reverse for additional proxy information.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Information about Delivery of Shareholder Materials

“Householding”

In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one Form 10-K to accounts sharing the same last name and address.  A copy of Citizens’ 2004 Form 10-K, if not included in this package, has been sent to your address in another proxy package and should have already arrived.  If you have not yet received a Form 10-K, would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact Citizens’ investor relations department by phone at 1-402-572-4972; by mail at 3 High Ridge Park, Stamford, CT, 06905; or by email at Citizens@czn.com.

Vote Your Proxy Online

You can use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material

After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Citizens electronically.  Before exiting www.proxyvote.com, click the button for “Electronic Delivery” and enter your email address.  Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online and how to vote your shares.

CITIZENS COMMUNICATIONS COMPANY
Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints Stanley Harfenist, William M. Kraus, and Edwin Tornberg, or any of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Citizens Communications Company (the “Company”) to be held on Thursday, May 26, 2005, at 10:00 a.m., Eastern Time, at our offices at 3 High Ridge Park, Stamford, CT 06905,  and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed, and in their discretion upon such other matters as may come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)